                                                                     EXHIBIT 3.1

                                                             FILED
                                                      State of Washington
                                                          Sep 17 1998
                                                           Ralph Munro
                                                       Secretary of State

                             ARTICLES OF AMENDMENT
                                     TO THE
                       RESTATED ARTICLES OF INCORPORATION
                                       OF
                            WASHINGTON MUTUAL, INC.

     Pursuant to the provisions of chapter 23B.10 of the Washington Business Corporation Act, Washington Mutual, Inc., a Washington corporation, hereby adopts the following articles of amendment to its restated articles of incorporation, as previously amended (the "Restated Articles of Incorporation"):

     FIRST: The name of the corporation is:

                            WASHINGTON MUTUAL, INC.

     SECOND: The first sentence of Article IIA. of the Restated Articles of Incorporation, "Capital Stock - Issuance of and Payment for Stock", is amended to read in its entirety as follows:

     "The total number of shares of capital stock which the Company has authority to issue is 1,610,000,000 shares of which 1,600,000,000 shares shall be shares of common stock with no par value per share and 10,000,000 shares shall be shares of preferred stock with no par value per share."

     THIRD: The amendment does not provide for an exchange, reclassification or cancellation of any issued shares.

     FOURTH: The foregoing amendment to the Restated Articles of Incorporation was adopted by unanimous written consent of the board of directors dated June 30, 1998 of the corporation in accordance with the provisions of RCW 23B.10.030.

     FIFTH: The foregoing amendment to the Restated Articles of Incorporation was duly approved by the shareholders on August 28, 1998, in accordance with the provisions of RCW 23B.10.030 and RCW 23B.10.040.

     EXECUTED this 16th day of September, 1998.

                                    WASHINGTON MUTUAL, INC.

                                    By: /s/ Kerry K. Killinger
                                        -----------------------------
                                        Kerry K. Killinger
                                        President and Chief Executive Officer

                              ARTICLES OF AMENDMENT

                                     TO THE

                       RESTATED ARTICLES OF INCORPORATION

                                       OF

                             WASHINGTON MUTUAL, INC.



               Pursuant to the provisions of Chapter 23B.10 of the Washington Business Corporation Act, WASHINGTON MUTUAL, INC., a Washington corporation, hereby adopts the following articles of amendment to its restated articles of incorporation:


               FIRST: The name of the corporation is:

                             WASHINGTON MUTUAL, INC.


               SECOND: Article II.D is amended by adding to the end of Article II.D the following section:

                      (3) The terms of the 8.30% Cumulative Preferred Stock, Series F shall be as follows:

        1. Designation. The designation of the series of Preferred Stock shall be 8.30% Cumulative Preferred Stock, Series F, no par value, of Company (hereinafter referred to as "Cumulative Preferred Stock"), and the number of shares constituting such series shall be 660,000, which number may be increased (but not above the total number of authorized but unissued shares of Preferred Stock of the Company) or decreased (but not below the number of shares then outstanding) from time to time by the Board of Directors or any authorized committee thereof.

        2. Dividend Rights.

               (a) The holders of shares of Cumulative Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available therefor, cash dividends, accruing from May 2, 1997 at the annual rate of 8.30% per annum, and no more, payable, when, as and if declared by the Board of Directors, quarterly on February 1, May 1, August 1, and November 1 of each year (each quarterly period ending on any such date being hereinafter referred to as a "dividend period"), commencing August 1, 1997, at such annual rate. Each dividend will be payable to holders of record as they appear on the stock books of the Company on such record dates, not exceeding 45 days preceding the payment dates thereof, as shall be fixed by the Board of Directors of the Company. The date of initial issuance of shares of Cumulative Preferred Stock is hereinafter referred to as the "Issue Date". Dividends payable on the Cumulative Preferred Stock (i) for any period other than a full dividend period, shall be computed on the basis of a 360-day year consisting of twelve 30-day months and
(ii) for each full dividend period, shall be computed by dividing the annual dividend rate by four.

               (b) Dividends on shares of Cumulative Preferred Stock shall be cumulative from the Issue Date whether or not there shall be funds legally available for the payment thereof. If there shall be outstanding shares of any other series of Preferred Stock ranking on a parity with the Cumulative Preferred Stock as to dividends, no full dividends shall be declared or paid or set apart for payment on any such other series for any period unless full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on the Cumulative Preferred Stock for all dividend periods terminating on or prior to the data of payment of such dividends. If dividends on the Cumulative Preferred Stock and on any other series of Preferred Stock ranking on a parity as to dividends with the Cumulative Preferred Stock are in arrears, in making any dividend payment on account of such arrears, the Company shall make payments ratably upon all outstanding shares of the Cumulative Preferred Stock and shares of such other series of Preferred Stock in proportion to the respective amounts of dividends in arrears on the Cumulative Preferred Stock and on such other series of Preferred Stock to the data of such dividend payment. Holders of shares of the Cumulative Preferred Stock shall not be entitled to any dividend, whether payable in cash, property or stock, in excess of full cumulative dividends on such shares. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments which may be in arrears.

               (c) Unless full cumulative dividends on all outstanding shares of the Cumulative Preferred Stock shall have been paid or declared and set aside for payment for all past dividend periods and the Company is not in default or in arrears in respect to the optional redemption of any shares of Cumulative Preferred Stock, no dividend shall be declared upon the Common Stock or upon any other stock ranking junior to the Cumulative Preferred Stock as to dividends or the distribution of assets upon liquidation, dissolution or winding up of the affairs of the Company (the Common Stock and any other such stock being herein referred to as "Junior Stock"), nor shall the Company make any payment on account of, or set apart money for, the purchase, redemption or other retirement of, or for a sinking or other analogous fund for any shares of Junior Stock or make any distribution in respect thereof, whether in cash or property or in obligations or stock of the Company, other than Junior Stock which is neither convertible into, nor exchangeable or exercisable for, any securities of the Company other than Junior Stock and other than the rights (the "Rights") distributed pursuant to the Rights Agreement previously entered into by and between Washington Mutual Savings Bank ("WMSB") and First Interstate Bank of Washington, N.A. ("First Interstate") dated as of October 16, 1990, as amended by the Amendment No. 1 to Rights Agreement dated as of October 31, 1994 by and between WMSB and First Interstate and as supplemented by the Supplement to Rights Agreement dated as of

November 29, 1994 by and between WMHC and First Interstate (as so amended and supplemented, the "Rights Agreement").

        3. Liquidation Preferences.

               (a) In the event of any liquidation, dissolution or winding up of the affairs of the Company, whether voluntary or involuntary, the holders of Cumulative Preferred Stock shall be entitled to receive out of the assets of the Company available for distribution to stockholders an amount equal to $250 per share of Cumulative Preferred Stock plus an amount equal to any accrued and unpaid dividends thereon to and including the data of such distribution, and no more, before any distribution shall be made to the holders of Common Stock or any other class of stock of the Company ranking junior to the Cumulative Preferred Stock as to the distribution of assets upon any such liquidation, dissolution or winding up. After payment of such liquidating distributions, the holders of shares of Cumulative Preferred Stock will not be entitled to any further participation in any distribution of assets by the Company.

               (b) In the event the assets of the Company available for distribution to stockholders upon any liquidation, dissolution or winding up of the affairs of the Company, whether voluntary or involuntary, shall be insufficient to pay in full the amounts payable with respect to the Cumulative Preferred Stock and any other shares of Preferred Stock ranking on a parity with the Cumulative Preferred Stock as to the distribution of assets upon any such liquidation, dissolution or winding up, the holders of Cumulative Preferred Stock and the holders of such other Preferred Stock shall share ratably in any distribution of assets of the Company in proportion to the full respective preferential amounts to which they are entitled.

               (c) The merger or consolidation of the Company into or with any other corporation, the merger or consolidation of any other corporation into or with the Company or the sale of the assets of the Company substantially as an entirety shall not be deemed a liquidation, dissolution or winding up of the affairs of the Company within the meaning of this Section 3.

        4. Redemption.

               (a) The Company, at its option, may redeem any or all shares of Cumulative Preferred Stock, at any time or from time to time, on or after November 1, 1997, at a redemption price of $250.00 per share, plus an amount equal to accrued and unpaid dividends thereon to and including the date of redemption (the "Redemption Price").

               (b) If less than all the outstanding shares of Cumulative Preferred Stock are to be redeemed, the shares to be redeemed shall be selected pro rata (subject to rounding to avoid fractional shares) as nearly as practicable or by lot, or by such other method as the Board of Directors may determine to be equitable.

               (c) Notice of any redemption shall be given by first class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the date fixed for redemption to the holders of record of the shares of Cumulative Preferred Stock to be redeemed, at their respective addresses appearing on the stock books of the Company. Notice so mailed shall be conclusively presumed to have been duly given whether or not actually received. Such notice shall state: (i) the date fixed for redemption; (ii) the Redemption Price; (iii) the number of shares of Cumulative Preferred Stock to be redeemed and if less than all the shares held by such holder are to be redeemed, the number of such shares to be so redeemed from such holder; (iv) the place where certificates for such shares are to be surrendered for payment of the Redemption Price; and (v) that after the close of business on such data fixed for redemption the shares to be redeemed shall not accrue dividends. If such notice is mailed as aforesaid, and if on or before the date fixed for redemption funds sufficient to redeem the shares called for redemption are set aside by the Company in trust for the account of the holders of the shares to be redeemed, notwithstanding the fact that any certificate for shares called for redemption shall not have been surrendered for cancellation, from and after the related redemption date the shares represented thereby so called for redemption shall be deemed to be no longer outstanding, dividends thereon shall cease to accrue, and all rights of the holder of such shares of the Company shall cease, except the right to receive the Redemption Price, without interest, upon surrender of the certificate representing such shares. Upon surrender in accordance with the aforesaid notice of the certificate for any shares so redeemed (duly endorsed or accompanied by appropriate instruments of transfer, if so required by the Company in such notice), the holders of record of such shares shall be entitled to receive the Redemption Price, without interest. In case fewer than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without cost to the holder thereof.

               (d) At the option of the Company, if notice of redemption is mailed as aforesaid, and if prior to the date fixed for redemption funds sufficient to pay in full the Redemption Price are deposited in trust, for the account of the holders of the shares to be redeemed, with a bank or trust company named in such notice doing business in the Borough of Manhattan, The City of New York, State of New York or The City of Los Angeles, State of California and having capital surplus and undivided profits of at least $50 million (which bank or trust company also may be the transfer agent and/or paying agent for the Cumulative Preferred Stock), notwithstanding the fact that any certificate(s) for shares called for redemption shall not have been surrendered for cancellation, on and after such date of deposit the shares represented thereby so called for redemption shall be deemed to be no longer outstanding, and all rights of the holders of such shares as stockholders of the Company shall cease, except the right of the holders thereof to receive out of the funds so deposited in trust the Redemption Price, without interest, upon surrender of the certificate(s) representing such shares. Any funds so deposited with such bank or trust company which shall remain unclaimed by the holders of shares called for redemption at the end of two years after the related redemption date shall be repaid to the Company, on demand, and thereafter the holder of any such shares shall look only to the Company for the payment, without interest thereon, of the Redemption Price.

               (e) Any provision of this Section 4 to the contrary notwithstanding, in the event that any quarterly dividend payable on the Cumulative Preferred Stock or any dividend on any other series of Preferred Stock of the Company ranking on a parity with the Cumulative

Preferred Stock as to dividends and distribution of assets upon liquidation, dissolution or winding up of the affairs of the Company (the "Parity Preferred Stock") shall be in arrears and until all such dividends shall have been paid or declared and set apart for payment, the Company shall not redeem any shares of Cumulative Preferred Stock or Parity Preferred Stock unless all outstanding shares of Cumulative Preferred Stock and Parity Preferred Stock are simultaneously redeemed and shall not purchase or otherwise acquire any shares of Cumulative Preferred Stock or the Parity Preferred Stock except in accordance with a purchase or exchange offer made on the same terms to all holders of record of Cumulative Preferred Stock and Parity Preferred Stock for the purchase of all outstanding shares thereof.

        5. Voting Rights. Other than as required by applicable law, the Cumulative Preferred stock shall not have any voting powers either general or special, except that:

               (a) Unless the vote or consent of the holders of a greater number of shares shall then be required by law, the affirmative vote or consent of the holders of at least 66-2/3% of all of the shares of the Cumulative Preferred Stock, and any ones or more other series of Parity Preferred Stock which by its terms provides for similar voting rights (the "Other Preferred Stock") and is similarly affected, at the time outstanding, given in person or by proxy, either in writing or by a vote at a meeting called for the purpose at which the holders of shares of the Cumulative Preferred Stock and any such other series of Other Preferred Stock shall vote together as a separate and single class, shall be necessary for authorizing, effecting or validating the amendment, alteration or repeal of, or any other change in, any of the provisions of the Restated Certificate of Incorporation or of any amendment or supplement thereto (including any Certificate of Designations or any similar document relating to any series of Preferred Stock) of the Company, which would adversely affect the preferences, rights, powers or privileges, qualifications, limitations and restrictions of the Cumulative Preferred Stock and any such other series of Other Preferred Stock.

               (b) Unless the vote or consent of the holders of a greater number of shares shall then be required by law, the affirmative vote or consent of the holders of at least 66-2/3% of all of the shares of the Cumulative Preferred Stock and any series of other Preferred Stock of the Company at the time outstanding, given in person or by proxy, either in writing or by a vote at a meeting called for the purpose at which the holders of shares of the Cumulative Preferred Stock and any such series of Other Preferred Stock of the Company shall vote together as a single class without regard to series, shall be necessary to create, authorize or issue, or reclassify any authorized stock of the Company into, or create, authorize or issue any obligation or security convertible into or evidencing a right to purchase, or increase the authorized amount of, any shares of any class of stock of the Company ranking prior to the Cumulative Preferred Stock and any series of Other Preferred Stock. Subject to the foregoing, the Company's Restated Articles of Incorporation may be amended to increase the number of authorized shares of Preferred Stock without the vote of the holders of Preferred Stock, including the Cumulative Preferred Stock.

               (c) Whenever, at any time or times, dividends payable on the shares of Cumulative Preferred Stock shall be in arrears in an amount equal to at least six full quarterly dividends on shares of the Cumulative Preferred Stock at the time outstanding, the holders of the outstanding shares of Cumulative Preferred Stock shall have the exclusive right, voting separately as a class together with holders of shares of any one or more series of Other Preferred Stock to elect two directors of the Company at the Company's next annual meeting of stockholders and at each subsequent annual meeting of stockholders at which such directors or their successors are to be elected. At elections for such directors, each holder of Cumulative Preferred Stock shall be entitled to one vote for each share held (the holders of shares of any series of Other Preferred Stock being entitled to such number of votes, if any, for each such share of Other Preferred Stock held as may be granted to them). Upon the vesting of such right of the holders of Cumulative Preferred Stock, the maximum authorized number of members of the Board of Directors shall automatically be increased by two and the two vacancies so created shall be filled by vote of the holders of the outstanding shares of Cumulative Preferred Stock (either alone or together with the holders of shares of any series of Other Preferred Stock) as hereinafter set forth. The right of the holders of Cumulative Preferred Stock, voting separately as a class to elect (either alone or together with the holders of shares of any series of Other Preferred Stock) members of the Board of Directors of the Company as aforesaid shall continue until such time as all dividends accumulated on the Cumulative Preferred Stock shall have been paid in full or declared and set apart for payment, at which time such right shall terminate, except as herein or by law expressly provided, subject to revesting in the event of each and every subsequent default of the character above mentioned.

               (d) Each director elected by the holders of shares of Cumulative Preferred Stock (either alone or together with the holders of shares of any series of Other Preferred Stock) shall continue to serve as such director for the full term for which he or she shall have been elected, notwithstanding that prior to the end of such term all dividends on the Cumulative Preferred Stock shall have been paid in full. If the office of any director elected by the holders of Cumulative Preferred Stock voting as a class becomes vacant by reason of death, resignation, retirement, disqualification, removal from office, or otherwise, such vacancy shall be filled as provided in the Restated Articles of Incorporation of the Company and the applicable provisions of the Washington Business Corporation Act. Whenever the term of office of the directors selected by the holders of the Cumulative Preferred Stock and the special voting powers vested in the holders of Cumulative Preferred Stock as provided in this subsection (d) shall have expired, the number of directors shall be such number as may be provided for in the Restated Articles of Incorporation or the By-Law, as amended, irrespective of any increase made pursuant to the provisions of this subsection (d).

        6. Reacquired Shares. Shares of Cumulative Preferred Stock redeemed or otherwise purchased or acquired by the Company shall be restored to the status of authorized but unissued shares of Preferred Stock without designation as to series.

        7. No Sinking Fund. Shares of Cumulative Preferred Stock are not subject to the operation of a sinking fund or other obligation of the Company to redeem or retire the Cumulative Preferred Stock.

        8. Rank. The Cumulative Preferred Stock shall rank on a parity, both as to the payment of dividends and the distribution of assets upon dissolution, liquidation or winding up of the affairs of the Company, with the Company's 7.60% Noncumulative Perpetual Preferred Stock, Series E and with the Company's 9.12% Noncumulative Perpetual Preferred Stock, Series C. The Cumulative Preferred Stock shall rank prior, both as to the payment of dividends and the distribution of assets upon dissolution, liquidation or winding up of the affairs of the Company, to the Common Stock of the Company."

        THIRD: These amendments do not provide for an exchange, reclassification or cancellation of any issued shares.

        FOURTH: The foregoing amendments of the Restated Articles of Incorporation were adopted by the Board of Directors of the Company on March 5, 1997. SHAREHOLDER ACTION WAS NOT REQUIRED.


        EXECUTED this 30th day of June, 1997.


                                         WASHINGTON MUTUAL, INC.



                                         By: /s/ Kerry K. Killinger
                                            -------------------------------
                                                Kerry K. Killinger
                                         Its:   President and Chief Executive
                                         Officer

                                                                Filed
                                                         State of Washington
                                                             Jul 09 1997
                                                             Ralph Munro
                                                          Secretary of State


                             ARTICLES OF AMENDMENT

                                     TO THE

                       RESTATED ARTICLES OF INCORPORATION

                                       OF

                            WASHINGTON MUTUAL, INC.



        Pursuant to the provisions of Chapter 23B.10 of the Washington Business Corporation Act, WASHINGTON MUTUAL, INC., a Washington corporation, hereby adopts the following articles of amendment to its restated articles of incorporation, as previously amended (the "Restated Articles of Incorporation"):


        FIRST:  The name of the corporation is:

                            WASHINGTON MUTUAL, INC.


        SECOND: The first sentence of Article IIA. of the Restated Articles of Incorporation, "Capital Stock -- Issuance of and Payments for Stock", is amended to read in its entirety as follows:

        "The total number of shares of capital stock which the Company has authority to issue is 810,000,000 shares of which 800,000,000 shares shall be shares of common stock with no par value per share and 10,000,000 shares shall be shares of preferred stock with no par value per share."


        THIRD: The amendment does not provide for an exchange, reclassification or cancellation of any issued shares.


        FOURTH: The following amendment to the Restated Articles of Incorporation was adopted on March 5, 1997, by the board of directors of the corporation in accordance with the provisions of RCW 23B.10.030.

     FIFTH: The foregoing amendment to the Restated Articles of Incorporation was duly approved by the shareholders on July 8, 1997, in accordance with the provisions of RCW 23B.10.030 and RCW 23B.10.040.

     EXECUTED this 8th day of July, 1997.


                                    WASHINGTON MUTUAL, INC.





                                    By:   /s/ KERRY K. KILLINGER
                                       --------------------------------------
                                       Kerry K. Killinger
                                       President and Chief Executive Officer

                                                             FILED
                                                      State of Washington
                                                          Dec 18 1996
                                                           Ralph Munro
                                                       Secretary of State
                             ARTICLES OF AMENDMENT
                                     TO THE
                       RESTATED ARTICLES OF INCORPORATION
                                       OF
                            WASHINGTON MUTUAL, INC.


     Pursuant to the provisions of Chapter 23B.10 of the Washington Business Corporation Act, Washington Mutual, Inc., a Washington corporation, hereby adopts the following articles of amendment to its restated articles of incorporation:

     FIRST: The name of the corporation is:

                              WASHINGTON MUTUAL, INC.

     SECOND: The first sentence of Article IIA. of the Restated Articles of Incorporation, "Capital Stock--Issuance of and Payment for Stock", is amended to read in its entirety as follows:

     "The total number of shares of capital stock which the Company has authority to issue is 360,000,000 shares of which 350,000,000 shares shall be shares of common stock with no par value per share and 10,000,000 shares shall be shares of preferred stock with no par value per share."

     THIRD: The amendment does not provide for an exchange, reclassification or cancellation of any issued shares.

     FOURTH: The foregoing amendment of the Articles of Incorporation was adopted October 16, 1996 by the board of directors of the corporation in accordance with the provisions of RCW 23B.10.030, and duly approved by the shareholders on December 18, 1996, in accordance with the provisions of RCW 23B.10.030 and RCW 23B.10.040.

     EXECUTED this 18th day of December, 1996.


                                WASHINGTON MUTUAL, INC.




                                 By:    /s/ KERRY KILLINGER
                                       -------------------------------------
                                 ITS:  President and Chief Executive Officer

                                                                   EXHIBIT 3.1




                       RESTATED ARTICLES OF INCORPORATION

                                       OF

                            WASHINGTON MUTUAL, INC.


         Pursuant to the provisions of RCW 23B.10.070 of the Washington Business Corporation Act, WASHINGTON MUTUAL, INC., hereby certifies that these Restated Articles of Incorporation correctly set forth without change the provisions of the Articles of Incorporation of the corporation, as amended. These Restated Articles of Incorporation supersede the original Articles of Incorporation and all amendments thereto.



                                    Artile I

                                      Name

         The name of this corporation is WASHINGTON MUTUAL, INC. (the
"Company").

                                   ARTICLE II
                                 Capital Stock

         A. Issuance of and Payment for Stock. The total number of shares of capital stock which the Company has authority to issue is 110,000,000 shares of which 100,000,000 shares shall be shares of common stock with no par value per share and 10,000,000 shares shall be shares of preferred stock with no par value per share. The shares may be issued by the Company from time to time as approved by its Board of Directors without the approval of the shareholders. The consideration for issuance of the shares shall be paid in full before their issuance. Neither promissory notes nor the promise of future services shall constitute payment or part payment for the issuance of shares of the Company. The consideration for the shares shall be cash, tangible or intangible property, labor or services actually performed for the Company or any combination of the foregoing. In the absence of actual fraud in the transaction, the value of such property, labor or services, as determined by the Board of Directors of the Company, shall be conclusive. Upon payment of such consideration, such shares shall be deemed to be fully paid and non-assessable.

         B. Voting by Class or Series. Except as expressly provided in these Articles or in any resolutions of the Board of Directors designating and establishing the terms of any series of preferred stock, no holders of any class or series of capital stock shall have any right to vote as a separate class or series or to vote more than one vote per share. Notwithstanding the foregoing, the restriction on voting separately by class or series shall not apply to the extent that applicable law requires such voting, nor shall this restriction apply to any amendment to these Articles which would adversely change the specific terms of any class or series of capital stock as set forth in this Article II or in any resolution of the Board of Directors designating and establishing the terms of any series of preferred stock. For purposes of the preceding sentence, an amendment which increases the number of authorized shares of any class or series of capital stock, or substitutes the surviving institution in a merger or consolidation for the Company, shall not be such an adverse change.

         C. Common Stock. On matters on which holders of common stock are entitled to vote, each holder of shares of common stock shall be entitled to one vote for each share held by such holder.

         Whenever there shall have been paid, or declared and set aside for payment, to the holders of the outstanding shares of any class of stock having preference over the common stock as to the payment of dividends, the full amount of dividends and of sinking fund or retirement fund or other retirement payments, if any, to which such holders are respectively entitled in preference to the common stock, then dividends may be paid on the common stock and on any class or series of stock entitled to participate therewith as to dividends, out of any assets legally available for the payment of dividends; but only when and as declared by the Board of Directors.

         In the event of any liquidation, dissolution or winding up of the Company, after there shall have been paid to or set aside for the holders of any class having preferences over the common stock in the event of liquidation, dissolution or winding up of the full preferential amounts to which they are respectively entitled, the holders of the common stock, and of any class or series of stock entitled to participate therewith, in whole or in part, as to distribution of assets, shall be entitled, after payment or provision for payment of all debts and liabilities of the Company, to receive pro rata the remaining assets of the Company available for distribution, in cash or in kind.

         Each share of common stock shall have the same relative rights as and be identical in all respects with all the other shares of common stock.

         D.               Preferred Stock.

                 (1) The authorized Preferred Stock shall be comprised of 10,000,000 shares no par value per share, which authorized Preferred Stock shall initially consist of 2,800,000 shares of 9.12% Noncumulative Perpetual Preferred Stock, Series C, 1,400,000 shares of $6.00 Noncumulative Convertible Perpetual Preferred Stock, Series D, and 2,000,000 shares of 7.60% Noncumulative Perpetual Preferred Stock, Series E. The Board of Directors of the Company is authorized by resolution or resolutions from time to time adopted, to provide for the issuance of preferred stock in one or more additional series by designating and establishing the terms of such a series. With respect to any such series, the Board of Directors is authorized to fix and state the voting powers, designations, preferences and relative, participating, optional or other special right of the shares of each such series and the qualifications, limitations and restrictions thereon, including, but not limited to, determination of any of the following:

                          (a)              The distinctive serial designation
and the number of shares constituting such series;

                          (b)              The dividend rates or the amount of
dividends to be paid on the shares of such series, whether dividends shall be cumulative and, if so, from which date or dates, the payment date or dates for dividends, and the participating or other special rights, if any, with respect to dividends;

                          (c)              The voting powers, full, special or
limited, if any, of shares of such series;

                          (d)              Whether the shares of such series
shall be redeemable and, if so, the price or prices at which, and the terms and conditions on which, such shares may be redeemed;

                          (e)              The amount or amounts payable upon
the shares of such series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Company;

                          (f)              Whether the shares of such series
shall be entitled to the benefit of a sinking or retirement fund to be applied to the purchase or redemption of such shares, and if so entitled, the amount of such fund and the manner of its application, including the price or prices at which such shares may be redeemed or purchased through the application of such fund;

                          (g)              Whether the shares of such series
shall be convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of stock of the Company and, if so convertible or exchangeable, the conversion price or prices, or the rate of exchange, and the adjustments thereof, if any, at which such conversion or exchange may be made, and any other terms and conditions of such conversion or exchange; and

                          (h)              Whether the shares of such series
which are redeemed or converted shall have the status of authorized but unissued shares of serial preferred stock and whether such shares may be reissued as shares of the same or any other series of serial preferred stock.

         Each share of each series of preferred stock shall have the same relative rights as and be identical in all respects with all the other shares of the same series.

         While the foregoing authorizes the Board of Directors, in establishing the terms of a series of preferred stock, to permit holders of that series of preferred stock to elect separately one or more directors, in no event shall the total number of directors separately elected by holders of one or more series of preferred stock equal or exceed fifty percent (50%) of the total number of authorized directors.

                 (2) The terms and designations of the initially authorized series of Preferred Stock shall be as follows:

                          (A)     9.12% Noncumulative Perpetual Preferred
Stock, Series C.

                                  1.       Designation.  There shall initially
be a series of preferred stock whose designation shall be "9.12% Noncumulative Perpetual Preferred Stock, Series C" ("Series C"). The number of shares of Series C shall be 2,800,000. The liquidation preference of Series C shall be $25.00 per share (plus accrued and unpaid dividends for the then-current dividend period up to the date fixed for liquidation, dissolution or winding
up).

                                  2.       Rank.  The shares of Series C shall,
with respect to dividend rights and rights on liquidation, winding up and dissolution of the Company, rank prior to the Company's common stock (the "Common Stock") and to all other classes and series of equity securities of the Company now or hereafter authorized, issued or outstanding, other than any classes or series of equity securities of the Company either (a) ranking on a parity with shares of Series C as to dividend rights and rights upon liquidation, winding up or dissolution of the Company (the "Series C Parity Stock"), or (b) ranking senior to shares of

Series C as to dividend rights and rights upon liquidation, winding up or dissolution of the Company (the Common Stock and such other classes and series of equity securities other than those described in (a) or (b) collectively may be referred to herein as the "Series C Junior Stock"). The shares of Series C shall be subject to the creation of such Series C Parity Stock and such Series C Junior Stock to the extent not expressly prohibited by these Articles.

         Any class or classes of stock of the Company shall be deemed to rank prior to Series C as to dividends and as to distribution of assets upon liquidation, dissolution or winding up if the holders of such class shall be entitled to the receipt of dividends and of amounts distributable upon liquidation, dissolution or winding up in preference or priority to the holders of shares of Series C.

                                  3.       Noncumulative Dividends and Dividend
Rate. Holders of shares of Series C shall be entitled to receive, when, as and if declared by the Board of Directors, or a duly authorized committee thereof, out of funds legally available therefor, cash dividends from the date of issue thereof at the annual rate of $2.28 per share, payable quarterly in arrears, on February 15, May 15, August 15 and November 15 (each a "Series C Dividend Payment Date") of each year, commencing on the first Series C Dividend Payment Date after issuance of the shares of Series C; provided, however, that if any such day is a non-business day, the Series C Dividend Payment Date will be the next business day. Each declared dividend shall be payable to holders of record as they appear at the close of business on the stock books of the Company on such record dates, not more than 30 calendar days and not less than 10 calendar days preceding the payment dates therefor, as are determined by the Board of Directors of the Company or a duly authorized committee thereof (each of such dates a "Series C Record Date"). Quarterly dividend periods (each a "Series C Dividend Period") shall commence on and include the fifteenth day of February, May, August and November of each year (except as set forth above with respect to the initial Series C Dividend Period) and shall end on and include the day next preceding the next following Series C Dividend Payment Date.

         Dividends on the shares of Series C shall be noncumulative so that if a dividend on the shares of Series C with respect to any Series C Dividend Period is not declared by the Board of Directors of the Company, or any duly authorized committee thereof, then the Company shall have no obligation at any time to pay a dividend on the shares of Series C in respect of such Series C Dividend Period. Holders of the shares of Series C shall not be entitled to any dividends, whether payable in cash, property or stock, in excess of the noncumulative dividends declared by the Board of Directors, or a duly authorized committee thereof, as set forth herein.

         Any Series C Parity Stock issued by the Company shall only have dividend periods which end on the same date as a Series C Dividend Period. No full dividends shall be declared or paid or set apart for payment on any Series C Parity Stock in respect of any such dividend period unless full dividends on Series C for the Series C Dividend Period ending on the same date as such dividend period shall have been paid or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment.

         If at any time with respect to any Series C Dividend Period dividends are not declared and paid in full (or declared and a sum sufficient for such full payment so set apart) upon the shares of Series C, dividends upon shares of Series C and dividends on any shares of Series C Parity Stock outstanding shall only be declared by the Board of Directors or a duly authorized committee thereof pro rata with respect thereto, so that the amount of dividends declared per share on Series C and such Series C Parity Stock shall bear to each other the same ratio that accrued dividends per share on the shares of Series C for such Series C Dividend Period (which shall not include any accumulation in respect of unpaid dividends for prior Series C Dividend Periods) and full dividends, including accumulations, if any, on shares of Series C Parity Stock, bear to each other.

         Unless full dividends have been declared and paid (or declared and a sum sufficient for such full payment set apart for payment) on all outstanding shares of Series C for the immediately preceding Series C Dividend Period, the Company shall not declare or pay any dividends (other than in Common Stock or other Series C Junior Stock) or set any amount aside for payment thereof or make any other distribution on the Common Stock or on any other Series C Junior Stock, nor shall any Common Stock nor any Series C Junior Stock be redeemed (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such stock), or any Series C Junior Stock or Series C Parity Stock be purchased or otherwise acquired by the Company for any consideration except by conversion into or exchange for Series C Junior Stock.

         Regardless of the length of the initial Series C Dividend Period and whether or not the time period from the date of issue of the shares of Series C to the Series C Dividend Payment Date constitutes a full quarter, a full quarterly dividend of $.57 per share shall be paid on the initial Series C Dividend Payment Date. Dividends payable for any other period shorter than a full Series C Dividend Period shall be computed on the basis of twelve 30-day months and a 360-day year. Dividends payable for each full quarterly dividend period shall be computed by dividing the annual dividend rate by four.

                                  4.       Voting Rights.  Except as indicated
below and except as otherwise required by applicable law, the holders of shares of Series C will not be entitled to vote for any purpose.

         As long as any shares of Series C remain outstanding, the consent of the holders of at least two-thirds of the shares of Series C at the time outstanding (unless the vote or consent of the holders of a greater number of shares shall then be required by law), given in person by proxy, by a vote at a meeting of the holders of Series C called for such purpose at which the holders of shares of Series C shall vote together as a separate class, shall be necessary (i) to issue or authorize any additional class of equity stock (it being understood that subordinated debt instruments, including mandatory convertible debt, are not for these purposes equity stock) ranking prior to Series C as to dividends or upon liquidation, winding up or dissolution or which possess rights to vote separately as one class with Series C on a basis of more than one vote for each $25.00 of stated liquidation preference thereof (excluding any liquidation preference for accrued but unpaid dividends) or to issue or authorize any obligation or security convertible into or evidencing a right to purchase, or to reclassify any authorized stock of the Company into, any such additional class of equity stock or (ii) to repeal, amend or otherwise change any of the provisions of these Articles in any manner which adversely affects the powers, preferences, voting power or other rights or privileges of Series C; provided, however, that amending these Articles to increase the number of authorized shares of common or preferred stock shall not be deemed to be included within the scope of (ii) above.

         In connection with any matter on which holders of Series C are entitled to vote including, without limitation, the election of directors as set forth below or any matter on which the holders of Series C are entitled to vote as one class or otherwise pursuant to law or the provisions of these Articles, each holder of Series C shall be entitled to one vote for each share of Series C held by such holder.

         To the extent permitted by law, if the equivalent of six full quarterly dividends on Series C, whether or not consecutive, are not declared and paid, the holders of shares of Series C, together with the holders of any Series C Parity Stock as to which the payment of dividends is in arrears and unpaid in an aggregate amount equal to or exceeding the amount of dividends payable for six quarterly dividend periods (or if dividends are payable other than on a quarterly basis the number of dividend periods, whether or not consecutive, containing in the aggregate not less than 540 calendar days) and which by its terms provides for voting rights similar to those of the shares of Series C (the "Series C Voting Parity Stock"), shall have the exclusive right at the next annual meeting of shareholders for the election of directors or at a special meeting called as described below, voting separately as one class, to elect two directors for newly created directorships of the Company, each director to be in addition to the number of directors constituting the Board of Directors of the Company immediately prior to the accrual of such right (the remaining directors to be elected by the other class or classes of stock entitled to vote therefor). At any time when the right to elect such directors shall have so vested, the Company may, and upon written request of the holders of record of not less than 20% of the total number of shares of Series C and such Series C Voting Parity Stock then outstanding shall, call a special meeting of the holders of such shares to fill such newly created directorships. In the case of such a written request, such special meeting shall be held within 90 days after delivery of such request and in either case, at the place and upon the notice provided by law and the Bylaws of the Company, provided that the Company shall not be required to call such a special meeting if such request is received less than 120 days before the date fixed for the next annual meeting of shareholders. The right of holders of shares of Series C to elect directors shall continue until dividends on the shares of Series C, have been declared and paid in full for four consecutive Series C Dividend Periods, at which time such voting right of the holders of the shares of Series C and the Series C Voting Parity Stock shall, without further action, terminate, subject to revesting in the event of each and every subsequent failure of the Company to pay such dividends for the requisite number of periods as described above.

         The term of office of all directors elected by the holders of the shares of Series C and the Series C Voting Parity Stock in office at any time when the aforesaid voting right is vested in such holders shall terminate upon the election of their successors at any meeting of shareholders for the purpose of electing directors; provided however, that without further action and unless otherwise required by law, any director who shall have been elected by holders of the shares of Series C and the Series C Voting Parity Stock as provided herein may be removed at any time, either with or without cause, by the affirmative vote of the holders of record of a majority of the outstanding shares of Series C and the Series C Voting Parity Stock, voting separately as one class, at a duly held shareholders' meeting. Upon termination of the aforesaid voting right in accordance with the foregoing provisions, the term of office of all directors elected by the holders of the shares of Series C and the Series C Voting Parity Stock pursuant thereto then in office shall, without further action, thereupon terminate unless otherwise required by law. Upon such termination the number of directors constituting the Board of Directors of the Company shall, without further action, be reduced by two, subject always to the increase of the number of directors pursuant to the foregoing provisions in the case of the future right of holders of the shares of Series C and the Series C Voting Parity Stock to elect directors as provided above.

         Unless otherwise required by law, in case of any vacancy occurring among the directors so elected, the remaining director who shall have been so elected may appoint a successor to hold office for the unexpired term of the director whose place shall be vacant, and if all directors so elected by the holders of the shares of Series C and the Series C Voting Parity Stock shall cease to serve as directors before their term shall expire, the holders of the shares of Series C and the Series C Voting Parity Stock then outstanding may, at a meeting of such holders duly held, elect successors to hold office of the unexpired terms of the directors whose places shall be vacant.

         The directors to be elected by the shares of Series C and the Series C Voting Parity Stock, voting together as a class, shall not become members of any of the three classes of directors otherwise required by these Articles. If these Articles and applicable law were construed to require classification of such directors and as a result, or if for any other reason, the holders of the shares of Series C and the Series C Voting Parity Stock are not able to elect the specified number of directors at the next annual meeting of shareholders in the manner described above, the Company shall use its best efforts to take all actions necessary to permit the full exercise of such voting rights (including, if necessary, taking action to increase the authorized number of directors standing for election at such next annual meeting of shareholders or seeking to amend, alter or change these Articles and bylaws of the Company).

                                  5.       Optional Redemption.  The shares of
Series C will not be redeemable before December 31, 1997. On or after December 31, 1997, the shares of Series C are redeemable at the option of the Company for cash, in whole or in part, at any time and from time to time, at $25.00 per share, to the extent that the Company has funds legally available therefor, plus unpaid dividends (whether or not declared) for the then-current Series C Dividend Period up to the date fixed for redemption (without accumulation of accrued and unpaid dividends for prior Series C Dividend Periods) (the "Series C Redemption Price") without interest.

         The Company shall not redeem or set aside funds for the redemption of any Series C Parity Stock unless prior to or contemporaneously therewith it redeems, or sets aside funds for the redemption of, a number of shares of Series C whose liquidation preference bears the same relationship to the aggregate liquidation preference of all shares of Series C then outstanding as the liquidation preference of such Series C Parity Stock to be redeemed bears to the aggregate liquidation preference of all Series C Parity Stock then outstanding. In addition, notwithstanding the foregoing, the Company may redeem Series C Parity Stock without redeeming a proportional amount of Series C in the event (i) such Series C Parity Stock is convertible into Common Stock and (ii) the average of the daily closing prices of Common Stock for the 30-day period ending 15 days prior to the date of the notice of redemption is in excess of the conversion price of such Series C Parity Stock.

         In the event that fewer than all the outstanding shares of Series C are to be redeemed, the number of shares to be redeemed shall be determined by the Board of Directors and the shares to be redeemed shall be determined by lot or pro rata as may be determined by the Board of Directors or by any other method as may be determined by the Board of Directors in its sole discretion to be equitable.

         In the event the Company shall redeem shares of Series C, notice of such redemption (a "Series C Notice of Redemption") shall be given by first class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the redemption date, to each holder of record of the shares to be redeemed, at such holder's address as the same appears on the stock register of the Company. Each Notice of Redemption shall include the following information: (1) the redemption date; (2) the number of shares of Series C to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (3) the Series C Redemption Price (specifying the amount of unpaid dividends to be included therein); (4) the place or places where certificates for such shares are to be surrendered for payment of the Series C Redemption Price; (5) that dividends on the shares to be redeemed will cease to accrue as of such redemption date; and (6) the provision hereunder pursuant to which such redemption is being made.

         On or after a redemption date, each holder of shares of Series C that were called for redemption shall surrender the certificate or certificates evidencing such shares to the Company at any place designated for such surrender in the Notice of Redemption and shall then be entitled to receive payment of the Series C Redemption Price for each share. If less than all the shares represented by one share certificate are to be redeemed, the Company shall issue a new share certificate for the shares not redeemed.

         By noon of the business day immediately preceding the redemption date, the Company shall irrevocably deposit with First Interstate Company of Washington, N.A., in its capacity as paying agent with respect to the shares of Series C or any successor paying agent (the "Paying Agent"), an aggregate amount of immediately available funds or short-term money market instruments or U.S. Treasury Securities sufficient to pay the Series C Redemption Price specified herein for the shares of Series C to be redeemed on such date and shall give the Paying Agent irrevocable instructions to pay such Series C Redemption Price to the holders of record of the shares of Series C called for redemption.

         If a Notice of Redemption shall have been given and the deposit referred to in the preceding paragraph made, then dividends shall cease, as of the redemption date, to accumulate on the shares of Series C called for redemption and all other rights of holders of the shares so called for redemption shall cease on and after the redemption date, except the right of holders of such shares to receive the Series C Redemption Price against delivery of such shares, but without interest, and such shares shall cease to be outstanding. The Company shall be entitled to receive, from time to time, from the Paying Agent the interest, if any, earned on such monies deposited with the Paying Agent, and the holders of any shares to be redeemed with such monies shall have no claim to any such interest. With regard to any other funds so deposited that are unclaimed by holders of shares at the end of two years from such redemption date, the Paying Agent shall, upon demand, pay over to the Company such amount remaining on deposit, the Paying Agent shall thereupon be relieved of all responsibility to the holders of such shares and the holders of shares of Series C so called for redemption shall thereafter be entitled to look only to the Company for payment thereof.

         Any shares of Series C which shall at any time have been redeemed shall, after such redemption, have the status of authorized but unissued shares of preferred stock of the Company, without designation as to series until such shares are once more designated as part of a particular series by the Board of Directors.

                                  6.       No Conversion Rights.  Holders of
shares of Series C will have no right to convert shares of Series C into Common Stock or any other security of the Company.

                                  7.       Liquidation Preference.  In the
event of any liquidation, dissolution or winding up of the Company, voluntary or involuntary, the holders of the outstanding shares of Series C shall be entitled to receive out of the assets of the Company, or the proceeds thereof, available for distribution to shareholders, before any distribution of assets is made to the holders of Common Stock or other Series C Junior Stock, liquidating distributions in the amount of $25.00 per share plus dividends accrued and unpaid for the then-current Series C Dividend Period (without accumulation of accrued and unpaid dividends for prior Series C Dividend Periods) to the date fixed for such liquidation, dissolution or winding up. After payment of the full amount of the liquidating distribution to which they are entitled, the holders of shares of Series C will not be entitled to any further participation in any distribution of assets of the Company. All distributions made with respect to the shares of Series C in connection with such liquidation, dissolution or winding up of the Company shall be made pro rata to the holders entitled thereto.

         If, upon any liquidation, dissolution or winding up of the Company, the assets of the Company, and proceeds thereof, available for distribution among the holders of the shares of Series C and of any Series C Parity Stock, shall be insufficient to pay in full the preferential amount set forth in the preceding paragraph above to the holders of the shares of Series C and liquidating payments on all such Series C Parity Stock, then such assets and proceeds shall be distributed among the holders of Series C and all such Series C Parity Stock ratably in accordance with the respective amounts which would be payable on such shares of Series C and any such Series C Parity Stock if all amounts payable thereon were paid in full.

                                  8.       Payments on Stock Ranking Junior.
In the event of any such liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, unless and until payment in full is made to the holders of all outstanding shares of Series C of the liquidation distribution to which they are entitled, no dividend or other distribution shall be made to the holders of the Common Stock or any other Series C Junior Stock, and no purchase, redemption or other acquisition for any consideration by the Company shall be made in respect of the shares of the Common Stock or such other class of junior Stock.

         Neither a consolidation or merger of the Company into or with another entity or entities nor the sale, transfer or exchange (for cash, shares of equity stock, securities or other consideration) of all or substantially all of the property and assets of the Company, shall be deemed to be a liquidation, dissolution or winding up of the Company within the meaning of this Section D.(2)(A).

                                  9.       Sinking Fund.  No sinking fund shall
be provided for the purchase of redemption of shares of Series C.

                                  10.      Preemptive Rights.  No holder of
shares of Series C shall have any preemptive right to subscribe to stock, obligations, warrants, rights to subscribe to stock, or other securities of this corporation of any class, whether now or hereafter authorized.

                          (B)     $6.00 Noncumulative Convertible Perpetual
Preferred Stock, Series D

                                  1.       Designation.  There shall initially
be a series of preferred stock whose designation shall be "$6.00 Noncumulative Convertible Perpetual Preferred Stock, Series D" ("Series D"). The number of shares of Series D shall be 1,400,000. The liquidation preference of Series D shall be $100.00 per share (plus accrued and unpaid dividends for the then-current dividend period up to the date fixed for liquidation, dissolution or winding up).

                                  2.       Rank.  The shares of Series D shall,
with respect to dividend rights and rights on liquidation, winding up and dissolution of the Company, rank prior to the Common Stock and to all other classes and series of equity securities of the Company now or hereafter authorized, issued or outstanding, other than any classes or series of equity securities of the Company either (a) ranking on a parity with shares of Series D as to dividend rights and rights upon liquidation, winding up or dissolution of the Company (the "Series D Parity Stock"), or (b) ranking senior to shares of Series D as to dividend rights and rights upon liquidation, winding up or dissolution of the Company (the Common Stock and such other classes and series of equity securities other than those described in (a) or (b) collectively may be referred to herein as the "Series D Junior Stock"). The shares of Series D shall be subject to the creation of such Series D Parity Stock and such Series D Junior Stock to the extent not expressly prohibited by these Articles.

         Any class or classes of stock of the Company shall be deemed to rank prior to Series D as to dividends and as to distribution of assets upon liquidation, dissolution or winding up if the holders of such class shall be entitled to the receipt of dividends and of amounts distributable upon liquidation, dissolution or winding up in preference or priority to the holders of shares of Series D.

                                  3.       Noncumulative Dividends and Dividend
Rate. Holders of shares of Series D shall be entitled to receive, when, as and if declared by the Board of Directors, or a duly authorized committee thereof, out of funds legally available therefor, cash dividends from the date of issue thereof at the annual rate of $6.00 per share, payable quarterly in arrears, on February 15, May 15, August 15 and November 15 (each a "Series D Dividend Payment Date") of each year, commencing on the first Series D Dividend Payment Date after issuance of the shares of Series D; provided, however, that if any such day is a non-business day, the Series D Dividend Payment Date will be the next business day. Each declared dividend shall be payable to holders of record as they appear at the close of business on the stock books of the

Company on such record dates, not more than 30 calendar days and not less than 10 calendar days preceding the payment dates therefor, as are determined by the Board of Directors of the Company or a duly authorized committee thereof (each of such dates a "Series D Record Date"). Quarterly dividend periods (each a "Series D Dividend Period") shall commence on and include the fifteenth day of February, May, August and November of each year (except as set forth above with respect to the initial Series D Dividend Period) and shall end on and include the day next preceding the next following Series D Dividend Payment Date.

         Dividends on the shares of Series D shall be noncumulative so that if a dividend on the shares of Series D with respect to any Series D Dividend Period is not declared by the Board of Directors of the Company, or any duly authorized committee thereof, then the Company shall have no obligation at any time to pay a dividend on the shares of Series D in respect of such Series D Dividend Period. Holders of the shares of Series D shall not be entitled to any dividends, whether payable in cash, property or stock, in excess of the noncumulative dividends declared by the Board of Directors, or a duly authorized committee thereof, as set forth herein.

         Any Series D Parity Stock issued by the Company shall only have dividend periods which end on the same date as a Series D Dividend Period. No full dividends shall be declared or paid or set apart for payment on any Series D Parity Stock in respect of any such dividend period unless full dividends on Series D for the Series D Dividend Period ending on the same date as such dividend period shall have been paid or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment.

         If at any time with respect to any Series D Dividend Period dividends are not declared and paid in full (or declared and a sum sufficient for such full payment so set apart) upon the shares of Series D, dividends upon shares of Series D and dividends on any shares of Series D Parity Stock outstanding shall only be declared by the Board of Directors or a duly authorized committee thereof pro rata with respect thereto, so that the amount of dividends declared per share on Series D and such Series D Parity Stock shall bear to each other the same ratio that accrued dividends per share on the shares of Series D for such Series D Dividend Period (which shall not include any accumulation in respect of unpaid dividends for prior Series D Dividend Periods) and full dividends, including accumulations, if any, on shares of Series D Parity Stock, bear to each other.

         Unless full dividends have been declared and paid (or declared and a sum sufficient for such full payment set apart for payment) on all outstanding shares of Series D for the immediately preceding Series D Dividend Period, the Company shall not declare or pay any dividends (other than in Common Stock or other Series D Junior Stock) or set any amount aside for payment thereof or make any other distribution on the Common Stock or on any other Series D Junior Stock, nor shall any Common Stock nor any Series D Junior Stock be redeemed (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such stock), or any Series D Junior Stock or Series D Parity Stock be purchased or otherwise acquired by the Company for any consideration except by conversion into or exchange for Series D Junior Stock.

         Regardless of the length of the initial Series D Dividend Period and whether or not the time period from the date of issue of the shares of Series D to the Series D Dividend Payment Date constitutes a full quarter, a full quarterly dividend of $1.50 per share shall be paid on the initial Series D Dividend Payment Date. Dividends payable for any other period shorter than a full Series D Dividend Period shall be computed on the basis of twelve 30-day months and a 360-day year. Dividends payable for each full quarterly dividend period shall be computed by dividing the annual dividend rate by four.

                                  4.       Voting Rights.  Except as indicated
below and except as otherwise required by applicable law, the holders of shares of Series D will not be entitled to vote for any purpose.

         As long as any shares of Series D remain outstanding, the consent of the holders of at least two-thirds of the shares of Series D at the time outstanding (unless the vote or consent of the holders of a greater number of shares shall then be required by law), given in person by proxy, by a vote at a meeting of the holders of Series D called for such purpose at which the holders of shares of Series D shall vote together as a separate class, shall be necessary (i) to issue or authorize any additional class of equity stock (it being understood that subordinated debt instruments, including mandatory convertible debt, are not for these purposes equity stock) ranking prior to Series D as to dividends or upon liquidation, winding up or dissolution or which possess rights to vote separately as one class with Series D on a basis of more than one vote for each $25.00 of stated liquidation preference thereof (excluding any liquidation preference for accrued but unpaid dividends) or to issue or authorize any obligation or security convertible into or evidencing a right to purchase, or to reclassify any authorized stock of the Company into, any such additional class of equity stock or (ii) to repeal, amend or otherwise change any of the provisions of these Articles in any manner which adversely affects the powers, preferences, voting power or other rights or privileges of Series D; provided, however, that amending these Articles to increase the number of authorized shares of common or preferred stock shall not be deemed to be included within the scope of (ii) above.

         In connection with any matter on which holders of Series D are entitled to vote including, without limitation, the election of directors as set forth below or any matter on which the holders of Series D are entitled to vote as one class or otherwise pursuant to law or the provisions of these Articles, each holder of Series D shall be entitled to one vote for each share of Series D held by such holder.

         To the extent permitted by law, if the equivalent of six full quarterly dividends on Series D, whether or not consecutive, are not declared and paid, the holders of shares of Series D, together with the holders of any Series D Parity Stock as to which the payment of dividends is in arrears and unpaid in an aggregate amount equal to or exceeding the amount of dividends payable for six quarterly dividend periods (or if dividends are payable other than on a quarterly basis the number of dividend periods, whether or not consecutive, containing in the aggregate not less than 540 calendar days) and which by its terms provides for voting rights similar to those of the shares of Series D (the "Series D Voting Parity Stock"), shall have the exclusive right at the next annual meeting of shareholders for the election of directors or at a special meeting called as described below, voting separately as one class, to elect two directors for newly created directorships of the Company, each director to be in addition to the number of directors constituting the Board of Directors of the Company immediately prior to the accrual of such right (the remaining directors to be elected by the other class or classes of stock entitled to vote therefor). At any time when the right to elect such directors shall have so vested, the Company may, and upon written request of the holders of record of not less than 20% of the total number of shares of Series D and such Series D Voting Parity Stock then outstanding shall, call a special meeting of the holders of such shares to fill such newly created directorships. In the case of such a written request, such special meeting shall be held within 90 days after delivery of such request and in either case, at the place and upon the notice provided by law and in the Bylaws of the Company, provided that the Company shall not be required to call such a special meeting if such request is received less than 120 days before the date fixed for the next annual meeting of shareholders. The right of holders of shares of Series D to elect directors shall continue until dividends on the shares of Series D, have been declared and paid in full for four consecutive Series D Dividend Periods, at which time such voting right of the holders of the shares of Series D and the Series D Voting Parity Stock shall, without further action, terminate, subject to revesting in the event of each and every subsequent failure of the Company to pay such dividends for the requisite number of periods as described above.

         The term of office of all directors elected by the holders of the shares of Series D and the Series D Voting Parity Stock in office at any time when the aforesaid voting right is vested in such holders shall terminate upon the election of their successors at any meeting of shareholders for the purpose of electing directors; provided however, that without further action and unless otherwise required by law, any director who shall have been elected by holders of the shares of Series D and the Series D Voting Parity Stock as provided herein may be removed at any time, either with or without cause, by the affirmative vote of the holders of record of a majority of the outstanding shares of Series D and the Series D Voting Parity Stock, voting separately as one class, at a duly held shareholders' meeting. Upon termination of the aforesaid voting right in accordance with the foregoing provisions, the term of office of all directors elected by the holders of the shares of Series D and the Series D Voting Parity Stock pursuant thereto then in office shall, without further action, thereupon terminate unless otherwise required by law. Upon such termination the number of directors constituting the Board of Directors of the Company shall, without further action, be reduced by two, subject always to the increase of the number of directors pursuant to the foregoing provisions in the case of the future right of holders of the shares of Series D and the Series D Voting Parity Stock to elect directors as provided above.

         Unless otherwise required by law, in case of any vacancy occurring among the directors so elected, the remaining director who shall have been so elected may appoint a successor to hold office for the unexpired term of the director whose place shall be vacant, and if all directors so elected by the holders of the shares of Series D and the Series D Voting Parity Stock shall cease to serve as directors before their term shall expire, the holders of the shares of Series D and the Series D Voting Parity Stock then outstanding may, at a meeting of such holders duly held, elect successors to hold office of the unexpired terms of the directors whose places shall be vacant.

         The directors to be elected by the shares of Series D and the Series D Voting Parity Stock, voting together as a class, shall not become members of any of the three classes of directors otherwise required by these Articles. If these Articles and applicable law were construed to require classification of such directors and as a result, or if for any other reason, the holders of the shares of Series D and the Series D Voting Parity Stock are not able to elect the specified number of directors at the next annual meeting of shareholders in the manner described above, the Company shall use its best efforts to take all actions necessary to permit the full exercise of such voting rights (including, if necessary, taking action to increase the authorized number of directors standing for election at such next annual meeting of shareholders or seeking to amend, alter or change these Articles and Bylaws of the Company).

                                  5.       Optional Redemption.  The shares of
Series D will not be redeemable before December 31, 1996. On or after December 31, 1996, the shares of Series D are redeemable at the option of the Company for cash, in whole or in part, at any time and from time to time, at the following redemption prices per share if redeemed during the 12-month period ending December 31 in each of the following years to the extent that the Company has funds legally available therefor:

                      redemption price                          redemption price
                        per share of                              per share of
         Year             Series D              Year                Series D
         ----             --------              ----                --------
         1997             $103.60               2001                $101.20
         1998             $103.00               2002                $100.60
         1999             $102.40               2003 and
         2000             $101.80               thereafter          $100.00


plus in each case accrued and unpaid dividends (whether or not declared) for the last complete Series D Dividend Period immediately preceding the date fixed for redemption (without accumulation of accrued and unpaid dividends for prior Series D Dividend Periods) (the "Series D Redemption Price") without interest.

         The Company shall not redeem or set aside funds for the redemption of any Series D Parity Stock unless prior to or contemporaneously therewith it redeems, or sets aside funds for the redemption of, a number of shares of Series D whose liquidation preference bears the same relationship to the aggregate liquidation preference of all shares of Series D then outstanding as the liquidation preference of such Series D Parity Stock to be redeemed bears to the aggregate liquidation preference of all Series D Parity Stock then outstanding. In addition, notwithstanding the foregoing, the Company may redeem Series D Parity Stock without redeeming a proportional amount of Series D in the event (i) such Series D Parity Stock is convertible into Common Stock and (ii) the average of the daily Closing Prices (as defined in 6(a) below) of Common Stock for the 30-day period ending 15 days prior to the date of the notice of redemption is in excess of the conversion price of such Series D Parity Stock.

         In the event that fewer than all the outstanding shares of Series D are to be redeemed, the number of shares to be redeemed shall be determined by the Board of Directors and the shares to be redeemed shall be determined by lot or pro rata as may be determined by the Board of Directors or by any other method as may be determined by the Board of Directors in its sole discretion to be equitable.

         In the event the Company shall redeem shares of Series D, notice of such redemption (a "Series D Notice of Redemption") shall be given by first class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the redemption date, to each holder of record of the shares to be redeemed, at such holder's address as the same appears on the stock register of the Company. Each Series D Notice of Redemption shall include the following information: (1) the redemption date; (2) the number of shares of Series D to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (3) the Series D Redemption Price (specifying the amount of accrued and unpaid dividends to be included therein); (4) the place or places where certificates for such shares are to be surrendered for payment of the Series D Redemption Price; (5) that dividends on the shares to be redeemed will cease or ceased to accrue as of the end of the Series D Dividend Period immediately preceding such redemption date; and (6) the provision hereunder pursuant to which such redemption is being made.

         On or after a redemption date, each holder of shares of Series D that were called for redemption shall surrender the certificate or certificates evidencing such shares to the Company at any place designated for such surrender in the Series D Notice of Redemption and shall then be entitled to receive payment of the Series D Redemption Price for each share. If less than all the shares represented by one share certificate are to be redeemed, the Company shall issue a new share certificate for the shares not redeemed.

         By noon of the business day immediately preceding the redemption date, the Company shall irrevocably deposit with First Interstate Company of Washington, N.A., in its capacity as paying agent with respect to the shares of Series D or any successor paying agent (the "Series D Paying Agent"), an aggregate amount of immediately available funds or short-term money market instruments or U.S. Treasury Securities sufficient to pay the Series D Redemption Price specified herein for the shares of Series D to be redeemed on such date and shall give the Series D Paying Agent irrevocable instructions to pay such Series D Redemption Price to the holders of record of the shares of Series D called for redemption.

         If a Series D Notice of Redemption shall have been given and the deposit referred to in the preceding paragraph made, then dividends shall cease after the end of the complete Series D Dividend Period immediately preceding the redemption date, to accumulate on the shares of Series D called for redemption and all other rights of holders of the shares so called for redemption shall cease on and after the redemption date, except the right of holders of such shares to receive the Series D Redemption Price against delivery of such shares, but without interest, and such shares shall cease to be outstanding. The Company shall be entitled to receive, from time to time, from the Series D Paying Agent the interest, if any, earned on such monies deposited with the Series D Paying Agent, and the holders of any shares to be redeemed with such monies shall have no claim to any such interest. The Company shall be entitled to receive upon demand any amounts so deposited which exceed the total obtained by multiplying the Series D Redemption Price times the difference between the number of shares called for redemption and the number of such shares converted on or before the redemption date. With regard to any other funds so deposited that are unclaimed by holders of shares at the end of two years from such redemption date, the Series D Paying Agent shall, upon demand, pay over to the Company such amount remaining on deposit, the Series D Paying Agent shall thereupon be relieved of all responsibility to the holders of such shares and the holders of shares of Series D so called for redemption shall thereafter be entitled to look only to the Company for payment thereof.

         Any shares of Series D which shall at any time have been redeemed shall, after such redemption, have the status of authorized but unissued shares of preferred stock of the Company, without designation as to series until such shares are once more designated as part of a particular series by the Board of Directors.

                                  6.       Conversion Rights.

                                        (a)     Holders of shares of Series D
will have the right, at their option at any time and from time to time, to convert any or all of such shares into the number of shares of Common Stock of the Company determined by dividing $100.00 for each share of Series D to be converted by the then effective conversion price, except that if any shares of Series D are called for redemption, the conversion rights pertaining thereto will terminate at the close of business on the date fixed for redemption, unless the Company defaults in the payment of the Series D Redemption Price. The market value of a share of Common Stock (the "Series D Market Price") on any date shall be deemed to be the average of the daily Closing Prices for the 30-day period ending 15 days prior to the date in question. The term "Series D Closing Price," with respect to any day, shall mean (i) the last sales price in the over-the-counter market, as reported by the National Association of Securities Dealers Automated Quotation System ("NASDAQ") or a similar accepted reporting service for the date of any such determination, or (ii) if the Common Stock is listed or admitted for trading on the New York Stock Exchange, the last reported sales price per share of Common Stock on such date on the New York Stock Exchange, or (iii) if the Common Stock is not listed or admitted for trading on the New York Stock Exchange, the last reported sales price on the principal national securities exchange on which the Common Stock is admitted for trading, or (iv) if no such quotations are available and the Common Stock is not so listed or admitted, the fair market value on the date in question of a share of Common Stock as determined in good faith by the Board of Directors. If more than one share of Series D is surrendered for conversion at one time by the same holder, the number of full shares of Common Stock which shall be issuable on conversion thereof shall be computed on the basis of all such shares so surrendered.

                                        (b)     The holders of shares of Series
D at the close of business on a dividend payment Series D Record Date shall be entitled to receive the dividend payable on such shares (except that holders of shares of Series D subject to redemption on a redemption date between such Series D Record Date and the Series D Dividend Payment Date shall not be entitled to receive such dividend on such Series D Dividend Payment Date) on the corresponding Series D Dividend Payment Date notwithstanding the conversion thereof or the Company's default on payment of the dividend due on such Series D Dividend Payment Date. However, shares of Series D surrendered for conversion during the period after any dividend payment Series D Record Date and before such Series D Dividend Payment Date (except shares subject to redemption on a redemption date during such period) must be accompanied by payment of an amount equal to the dividend payable on such shares on such Series D Dividend Payment Date. Holders of shares of Series D on a dividend payment Series D Record Date who (or whose transferees) convert shares of Series D on a Series D Dividend Payment Date will receive the dividend payable on such Series D by the Company on such date, and the converting holder need not include payment in the amount of such dividend upon surrender of shares of Series D for conversion.

                                        (c)     The initial conversion price
for each share of Series D is $25.8338. The initial conversion price or other conversion price then in effect shall be subject to adjustment from time to time as follows:

                                        (i)   In case the Company shall declare
a dividend or other distribution on any class of capital stock of the Company payable in shares of Common Stock, the conversion price in effect at the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution shall be reduced by multiplying such conversion price by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination and the denominator shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution, such reduction to become effective immediately after the opening of business on the day following the date fixed for such determination.

                                        (ii)   In case the Company shall
subdivide the outstanding shares of the Common Stock into a greater number of shares, the conversion price in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately reduced, and, conversely, in case the outstanding shares of Common Stock shall be combined into a smaller number of shares, the conversion price in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately increased.

                                        (iii)  In case the Common Stock
issuable upon the conversion of Series D shall be changed into the same or a different number of shares of any class or classes of stock, whether by capital reorganization, reclassification, or otherwise (other than a stock dividend or a subdivision or combination of shares provided for in subclause (i) or (ii), or a reorganization, merger, consolidation or sale of assets provided for in
(d)), then and in each such event the holders of shares of Series D shall have the right thereafter to convert such shares into the kind and amount of shares of stock and other securities and property receivable upon such reorganization, reclassification or other change, by holders of the number of shares of Common Stock into which such shares of Series D might have been converted immediately prior to such reorganization, reclassification or change.

                                        (iv)   In case the Company shall issue
to all holders of the Common Stock rights or warrants entitling them (within a 45 calendar-day period after the date fixed for the determination of stockholders entitled to receive such rights or warrants) to subscribe for or purchase shares of Common Stock at less than the Series D Market Price on the date fixed for such determination, the conversion price in effect at the opening of business on the day following the date fixed for such determination shall be reduced by multiplying such conversion price by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock which the aggregate of the offering price of the total number of shares of Common Stock so offered for subscription or purchase would purchase at such current Series D Market Price and the denominator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock so offered for subscription or purchase, such reduction to become effective immediately after the opening of business on the day following the date fixed for such determination.

                                        (v)   In case the Company shall, by
dividend or otherwise, distribute to all holders of shares of Common Stock evidences of indebtedness or assets (including rights or warrants to purchase capital stock, or any other securities, but excluding any dividend or distribution referred to in (i), any rights or warrants referred to in (iv) and any dividend or distribution paid in cash out of the retained earnings or consolidated net income of the Company), the conversion price shall be adjusted by multiplying the conversion price in effect immediately prior to the close of business on the date fixed for the determination of stockholders entitled to receive such distribution by a fraction of which the numerator shall be the current Series D Market Price of the Common Stock on the date fixed for such determination less the fair market value (as determined by the Board of Directors, whose determination shall be conclusive) of the portion of the assets or evidences of indebtedness so distributed allocable to one share of Common Stock and the denominator shall be such current Series D Market Price of the Common Stock, such adjustment to become effective immediately prior to the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such distribution. In the event that the Company shall distribute or shall have distributed to all holders of shares of Common Stock rights or warrants to purchase capital stock that are not initially detachable from the Common Stock (whether or not such distribution shall have occurred prior to the date of issuance of Series D), then the distribution of separate certificates representing such rights or warrants subsequent to their initial distribution shall be deemed to be the distribution of such rights or warrants for purposes of this subclause (v).

         Notwithstanding the foregoing, in the event that the Company shall distribute rights or warrants to purchase capital stock (other than those referred in (iv) above) ("Series D Rights") to holders of Common Stock, the Company may, in lieu of making the foregoing adjustment pursuant to this subclause (v), make proper provision so that each holder of shares of Series D who converts such shares of Series D before the record date for such distribution shall be entitled to receive upon such conversion shares of Common Stock issued with Series D Rights and after the record date for such distribution and prior to the expiration or redemption of the Series D Rights shall be entitled to receive upon such conversion, in addition to the shares of Common Stock issuable upon such conversion, the same number of Series D Rights to which a holder of the number of shares of Common Stock into which the shares of Series D so converted were convertible immediately prior to the record date for such distribution would have been entitled on the record date for such distribution in accordance with the terms and provisions of and applicable to the Series D Rights.

                                        (vi)   No adjustment in the conversion
price shall be required unless such adjustment would require an increase or decrease of at least 1% of the conversion price then in effect; provided, however, that any adjustments which by reason of this subsection (vi) are not required to be made shall be carried forward and taken into account in any subsequent adjustment.

                                        (d)     In case of any (i)
consolidation or merger of the Company with or into another entity (other than a consolidation or merger in which the Company is the surviving entity), (ii) sale, transfer, lease or conveyance of all or substantially all the assets of the Company, (iii) reclassification, capital reorganization or change in the Company's Common Stock (other than solely a change in par value, or from par value to no par value), or (iv) consolidation or merger of another entity into the Company and in which there is a reclassification or change of the Company's Common Stock (other than solely a change in par value or from par value to no par value), then each holder of shares of Series D then outstanding shall have the right thereafter to convert each share of Series D held by such holder into the same kind and amount of shares of stock, other securities, cash or other property (or any combination thereof) which the holder would have received had the holder converted such holder's shares of Series D to Common Stock immediately prior to the occurrence of such event. If the consideration into which Series D is convertible following any such event consists of common stock of the Company or the surviving entity (as the case may be), then from and after the occurrence of such event the conversion price for each share of Series D into such common stock shall be subject to the same anti-dilution and other adjustments described herein, applied as if such common stock were Common Stock of the Company.

         No fractional shares of Common Stock shall be issued upon any conversion, but, in lieu thereof, there shall be paid to each holder of shares of Series D surrendered for conversion who, but for the provisions of this paragraph would be entitled to receive a fraction of a share of Common Stock on such conversion, as soon as practicable after the date shares of Series D are surrendered for conversion an amount in cash equal to the same fraction of the Market Value on the date of surrender of a full share of Common Stock, unless the Board of Directors or a duly authorized committee thereof shall determine to adjust fractional shares by the issue of fractional scrip certificates or in some other manner. If more than one share of Series D is surrendered for conversion at one time by the same holder, the number of full shares of Common Stock which shall be issuable on conversion thereof shall be computed on the basis of all such shares so surrendered.

                                        (e)     In addition to the foregoing
adjustments, the Company may, but shall not be required to, make such reductions in the conversion price as it considers to be advisable in order that any event treated for federal income tax purposes as a dividend of stock or stock rights will be taxable to the recipients to the minimum extent determined to be reasonable under the circumstances as determined by the Board of Directors.

                                        (f)     Whenever any adjustment is
required in the conversion price of Series D, the Company shall forthwith (A) keep available at each of its offices and agencies at which shares of Series D are convertible a statement describing in reasonable detail the adjustment and the method of calculation used; and (B) cause a copy of such statement to be mailed to the holders of record of the shares of Series D.

                                        (g)     If in any case a state of facts
occurs wherein in the opinion of the Board of Directors the other provisions of this Section D.(2)(B) with respect to conversion rights are not strictly applicable or if strictly applied would not fairly protect the conversion rights of the shares of Series D in accordance with essential intent and principles of such provisions, then the Board shall make an adjustment in the application of such provisions, in accordance with the essential intent and principles so as to protect such conversion rights aforesaid, all as the Board in its discretion shall determine.

                                        (h)     The Company shall at all times
reserve and keep available out of the authorized but unissued shares of Common Stock the maximum number of shares of Common Stock into which all shares of Series D from time to time outstanding are convertible, but shares of Common Stock held in the treasury of the Company may in its discretion be delivered upon any conversion of shares of Series D.

                                        (i)     Shares of Series D converted
into Common Stock shall have the status of authorized but unissued shares of Series D provided that the Board has the authority to declare at any time that such converted shares shall, after conversion, have the status of authorized but unissued shares of preferred stock of the Company without designation as to series (until once more designated as a part of a particular series by the Board of Directors) and provided that in the event a Series D Notice of Redemption for all outstanding shares of Series D is made, then all shares converted prior to the redemption date shall as of the redemption date automatically have the status of such authorized but unissued shares of preferred stock of the Company without designation as to series.

_                                 7.       Liquidation Preference.  In the
event of any liquidation, dissolution or winding up of the Company, voluntary or involuntary, the holders of the outstanding shares of Series D shall be entitled to receive out of the assets of the Company, or the proceeds thereof, available for distribution to shareholders, before any distribution of assets is made to the holders of Common Stock or other Series D Junior Stock, liquidating distributions in the amount of $100.00 per share plus dividends accrued and unpaid for the then-current Series D Dividend Period (without accumulation of accrued and unpaid dividends for prior Series D Dividend Periods) to the date fixed for such liquidation, dissolution or winding up. After payment of the full amount of the liquidating distribution to which they are entitled, the holders of shares of Series D will not be entitled to any further participation in any distribution of assets of the Company. All distributions made with respect to the shares of Series D in connection with such liquidation, dissolution or winding up of the Company shall be made pro rata to the holders entitled thereto.

         If, upon any liquidation, dissolution or winding up of the Company, the assets of the Company, and proceeds thereof, available for distribution among the holders of the shares of Series D and of any Series D Parity Stock, shall be insufficient to pay in full the preferential amount set forth in the preceding paragraph above to the holders of the shares of Series D and liquidating payments on all such Series D Parity Stock, then such assets and proceeds shall be distributed among the holders of Series D and all such Series D Parity Stock ratably in accordance with the respective amounts which would be payable on such shares of Series D and any such Series D Parity Stock if all amounts payable thereon were paid in full.

                                  8.       Payments on Stock Ranking Junior.
In the event of any such liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, unless and until payment in full is made to the holders of all outstanding shares of Series D of the liquidation distribution to which they are entitled, no dividend or other distribution shall be made to the holders of the Common Stock or any other Series D Junior Stock, and no purchase, redemption or other acquisition for any consideration by the Company shall be made in respect of the shares of the Common Stock or such other class of junior Stock.

         Neither a consolidation or merger of the Company into or with another entity or entities nor the sale, transfer or exchange (for cash, shares of equity stock, securities or other consideration) of all or substantially all of the property and assets of the Company, shall be deemed to be a liquidation, dissolution or winding up of the Company within the meaning of this Section D.(2)(B).

                                  9.       Sinking Fund.  No sinking fund shall
be provided for the purchase of redemption of shares of Series D.

                                  10.      Preemptive Rights.  No holder of
shares of Series D shall have any preemptive right to subscribe to stock, obligations, warrants, rights to subscribe to stock, or other securities of this corporation of any class, whether now or hereafter authorized.

                          (C)     7.60% Noncumulative Perpetual Preferred
Stock, Series E.

                                  1.       Designation.  There shall initially
be a series of preferred stock whose designation shall be "7.60% Noncumulative Perpetual Preferred Stock, Series E" ("Series E"). The number of shares of Series E shall be 2,000,000. The liquidation preference of Series E shall be $25.00 per share (plus accrued and unpaid dividends for the then-current dividend period up to the date fixed for liquidation, dissolution or winding
up).

                                  2.       Rank.  The shares of Series E shall,
with respect to dividend rights and rights on liquidation, winding up and dissolution of the Company, rank prior to the Common Stock and to all other classes and series of equity securities of the Company now or hereafter authorized, issued or outstanding, other than any classes or series of equity securities of the Company either (a) ranking on a parity with shares of Series E as to dividend rights and rights upon liquidation, winding up or dissolution of the Company (the "Series E Parity Stock"), or (b) ranking senior to shares of Series E as to dividend rights and rights upon liquidation, winding up or dissolution of the Company (the Common Stock and such other classes and series of equity securities other than those described in (a) or (b) collectively may be referred to herein as the "Series E Junior Stock"). The shares of Series E shall be subject to the creation of such Series E Parity Stock and such Series E Junior Stock to the extent not expressly prohibited by these Articles.

         Any class or classes of stock of the Company shall be deemed to rank prior to Series E as to dividends and as to distribution of assets upon liquidation, dissolution or winding up if the holders of such class shall be entitled to the receipt of dividends and of amounts distributable upon liquidation, dissolution or winding up in preference or priority to the holders of shares of Series E.

                                  3.       Noncumulative Dividends and Dividend
Rate. Holders of shares of Series E shall be entitled to receive, when, as and if declared by the Board of Directors, or a duly authorized committee thereof, out of funds legally available therefor, cash dividends from the date of issue thereof at the annual rate of $1.90 per share, payable quarterly in arrears, on February 15, May 15, August 15 and November 15 (each a "Series E Dividend Payment Date") of each year, commencing on the first Series E Dividend Payment Date after issuance of the shares of Series E; provided, however, that if any such day is a non-business day, the Series E Dividend Payment Date will be the next business day. Each declared dividend shall be payable to holders of record as they appear at the close of business on the stock books of the Company on such record dates, not more than 30 calendar days and not less than 10 calendar days preceding the payment dates therefor, as are determined by the Board of Directors of the Company or a duly authorized committee thereof (each of such dates a "Series E Record Date"). Quarterly dividend periods (each a "Series E Dividend Period") shall commence on and include the fifteenth day of February, May, August and November of each year (except as set forth above with respect to the initial Series E Dividend Period) and shall end on and include the day next preceding the next following Series E Dividend Payment Date.

         Dividends on the shares of Series E shall be noncumulative so that if a dividend on the shares of Series E with respect to any Series E Dividend Period is not declared by the Board of Directors of the Company, or any duly authorized committee thereof, then the Company shall have no obligation at any time to pay a dividend on the shares of Series E in respect of such Series E Dividend Period. Holders of the shares of Series E shall not be entitled to any dividends, whether payable in cash, property or stock, in excess of the noncumulative dividends declared by the Board of Directors, or a duly authorized committee thereof, as set forth herein.

         Any Series E Parity Stock issued by the Company shall only have dividend periods which end on the same date as a Series E Dividend Period. No full dividends shall be declared or paid or set apart for payment on any Series E Parity Stock in respect of any such dividend period unless full dividends on Series E for the Series E Dividend Period ending on the same date as such dividend period shall have been paid or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment.

         If at any time with respect to any Series E Dividend Period dividends are not declared and paid in full (or declared and a sum sufficient for such full payment so set apart) upon the shares of Series E, dividends upon shares of Series E and dividends on any shares of Series E Parity Stock outstanding shall only be declared by the Board of Directors or a duly authorized committee thereof pro rata with respect thereto, so that the amount of dividends declared per share on Series E and such Series E Parity Stock shall bear to each other the same ratio that accrued dividends per share on the shares of Series E for such Series E Dividend Period (which shall not include any accumulation in respect of unpaid dividends for prior Series E Dividend Periods) and full dividends, including accumulations, if any, on shares of Series E Parity Stock, bear to each other.

         Unless full dividends have been declared and paid (or declared and a sum sufficient for such full payment set apart for payment) on all outstanding shares of Series E for the immediately preceding Series E Dividend Period, the Company shall not declare or pay any dividends (other than in Common Stock or other Series E Junior Stock) or set any amount aside for payment thereof or make any other distribution on the Common Stock or on any other Series E Junior Stock, nor shall any Common Stock nor any Series E Junior Stock be redeemed (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such stock), or any Series E Junior Stock or Series E Parity Stock be purchased or otherwise acquired by the Company for any consideration except by conversion into or exchange for Series E Junior Stock.

         Regardless of the length of the initial Series E Dividend Period and whether or not the time period from the date of issue of the shares of Series E to the Series E Dividend Payment Date constitutes a full quarter, a full quarterly dividend of $.475 per share shall be paid on the initial Series E Dividend Payment Date. Dividends payable for any other period shorter than a full Series E Dividend Period shall be computed on the basis of twelve 30-day months and a 360-day year. Dividends payable for each full quarterly dividend period shall be computed by dividing the annual dividend rate by four.

                                  4.       Voting Rights.  Except as indicated
below and except as otherwise required by applicable law, the holders of shares of Series E will not be entitled to vote for any purpose.

         As long as any shares of Series E remain outstanding, the consent of the holders of at least a majority of the shares of Series E at the time outstanding (unless the vote or consent of the holders of a greater number of shares shall then be required by law), given in person by proxy, by a vote at a meeting of the holders of Series E called for such purpose at which the holders of shares of Series E shall vote together as a separate class, shall be necessary (i) to issue or authorize any additional class of equity stock (it being understood that subordinated debt instruments, including mandatory convertible debt, are not for these purposes equity stock) ranking prior to Series E as to dividends or upon liquidation, winding up or dissolution or which possess rights to vote separately as one class with Series E on a basis of more than one vote for each $25.00 of stated liquidation preference thereof (excluding any liquidation preference for accrued but unpaid dividends) or to issue or authorize any obligation or security convertible into or evidencing a right to purchase, or to reclassify any authorized stock of the Company into, any such additional class of equity stock or (ii) to repeal, amend or otherwise change any of the provisions of these Articles in any manner which adversely affects the powers, preferences, voting power or other rights or privileges of Series E; provided, however, that amending these Articles to increase the number of authorized shares of common or preferred stock shall not be deemed to be included within the scope of (ii) above.

         In connection with any matter on which holders of Series E are entitled to vote including, without limitation, the election of directors as set forth below or any matter on which the holders of Series E are entitled to vote as one class or otherwise pursuant to law or the provisions of these Articles, each holder of Series E shall be entitled to one vote for each share of Series E held by such holder.

         To the extent permitted by law, if the equivalent of six full quarterly dividends on Series E, whether or not consecutive, are not declared and paid, the holders of shares of Series E, together with the holders of any Series E Parity Stock as to which the payment of dividends is in arrears and unpaid in an aggregate amount equal to or exceeding the amount of dividends payable for six quarterly dividend periods (or if dividends are payable other than on a quarterly basis the number of dividend periods, whether or not consecutive, containing in the aggregate not less than 540 calendar days) and which by its terms provides for voting rights similar to those of the shares of Series E (the "Series E Voting Parity Stock"), shall have the exclusive right at the next annual meeting of shareholders for the election of directors or at a special meeting called as described below, voting separately as one class, to elect two directors for newly created directorships of the Company, each director to be in addition to the number of directors constituting the Board of Directors of the Company immediately prior to the accrual of such right (the remaining directors to be elected by the other class or classes of stock entitled to vote therefor). At any time when the right to elect such directors shall have so vested, the Company may, and upon written request of the holders of record of not less than 20% of the total number of shares of Series E and such Series E Voting Parity Stock then outstanding shall, call a special meeting of the holders of such shares to fill such newly created directorships. In the case of such a written request, such special meeting shall be held within 90 days after delivery of such request and in either case, at the place and upon the notice provided by law and in the Bylaws of the Company, provided that the Company shall not be required to call such a special meeting if such request is received less than 120 days before the date fixed for the next annual meeting of shareholders.
The right of holders of shares of Series E to elect directors shall continue until dividends on the shares of Series E, have been declared and paid in full for four consecutive Series E Dividend Periods, at which time such voting right of the holders of the shares of Series E and the Series E Voting Parity Stock shall, without further action, terminate, subject to revesting in the event of each and every subsequent failure of the Company to pay such dividends for the requisite number of periods as described above.

         The term of office of all directors elected by the holders of the shares of Series E and the Series E Voting Parity Stock in office at any time when the aforesaid voting right is vested in such holders shall terminate upon the election of their successors at any meeting of shareholders for the purpose of electing directors; provided however, that without further action and unless otherwise required by law, any director who shall have been elected by holders of the shares of Series E and the Series E Voting Parity Stock as provided herein may be removed at any time, either with or without cause, by the affirmative vote of the holders of record of a majority of the outstanding shares of Series E and the Series E Voting Parity Stock, voting separately as one class, at a duly held shareholders' meeting. Upon termination of the aforesaid voting right in accordance with the foregoing provisions, the term of office of all directors elected by the holders of the shares of Series E and the Series E Voting Parity Stock pursuant thereto then in office shall, without further action, thereupon terminate unless otherwise required by law. Upon such termination the number of directors constituting the Board of Directors of the Company shall, without further action, be reduced by two, subject always to the increase of the number of directors pursuant to the foregoing provisions in the case of the future right of holders of the shares of Series E and the Series E Voting Parity Stock to elect directors as provided above.

         Unless otherwise required by law, in case of any vacancy occurring among the directors so elected, the remaining director who shall have been so elected may appoint a successor to hold office for the unexpired term of the director whose place shall be vacant, and if all directors so elected by the holders of the shares of Series E and the Series E Voting Parity Stock shall cease to serve as directors before their term shall expire, the holders of the shares of Series E and the Series E Voting Parity Stock then outstanding may, at a meeting of such holders duly held, elect successors to hold office of the unexpired terms of the directors whose places shall be vacant.

         The directors to be elected by the shares of Series E and the Series E Voting Parity Stock, voting together as a class, shall not become members of any of the three classes of directors otherwise required by these Articles. If these Articles and applicable law were construed to require classification of such directors and as a result, or if for any other reason, the holders of the shares of Series E and the Series E Voting Parity Stock are not able to elect the specified number of directors at the next annual meeting of shareholders in the manner described above, the Company shall use its best efforts to take all actions necessary to permit the full exercise of such voting rights (including, if necessary, taking action to increase the authorized number of directors standing for election at such next annual meeting of shareholders or seeking to amend, alter or change these Articles and bylaws of the Company).

                                  5.       Optional Redemption.  The shares of
Series E will not be redeemable before September 15, 1998. On or after September 15, 1998, the shares of Series E are redeemable at the option of the Company for cash, in whole or in part, at any time and from time to time, at $25.00 per share, to the extent that the Company has funds legally available therefor, plus unpaid dividends (whether or not declared) for the then-current Series E Dividend Period up to the date fixed for redemption (without accumulation of accrued and unpaid dividends for prior Series E Dividend Periods) (the "Series E Redemption Price") without interest.

         The Company shall not redeem or set aside funds for the redemption of any Series E Parity Stock unless prior to or contemporaneously therewith it redeems, or sets aside funds for the redemption of, a number of shares of Series E whose liquidation preference bears the same relationship to the aggregate liquidation preference of all shares of Series E then outstanding as the liquidation preference of such Series E Parity Stock to be redeemed bears to the aggregate liquidation preference of all Series E Parity Stock then outstanding. Notwithstanding the foregoing, the Company may redeem Series E Parity Stock without redeeming a proportional amount of Series E in the event
(i) such Series E Parity Stock is convertible into Common Stock and (ii) the average of the daily closing prices of Common Stock for the 30-day period ending 15 days prior to the date of the notice of redemption is in excess of the conversion price of such Series E Parity Stock.

         In the event that fewer than all the outstanding shares of Series E are to be redeemed, the number of shares to be redeemed shall be determined by the Board of Directors and the shares to be redeemed shall be determined by lot or pro rata as may be determined by the Board of Directors or by any other method as may be determined by the Board of Directors in its sole discretion to be equitable.

         In the event the Company shall redeem shares of Series E, notice of such redemption (a "Series E Notice of Redemption") shall be given by first class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the redemption date, to each holder of record of the shares to be redeemed, at such holder's address as the same appears on the stock register of the Company. Each Series E Notice of Redemption shall include the following information: (1) the redemption date; (2) the number of shares of Series E to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (3) the Series E Redemption Price (specifying the amount of unpaid dividends to be included therein); (4) the place or places where certificates for such shares are to be surrendered for payment of the Series E Redemption Price; (5) that dividends on the shares to be redeemed will cease to accrue as of such redemption date; and (6) the provision hereunder pursuant to which such redemption is being made.

         On or after a redemption date, each holder of shares of Series E that were called for redemption shall surrender the certificate or certificates evidencing such shares to the Company at any place designated for such surrender in the Series E Notice of Redemption and shall then be entitled to receive payment of the Series E Redemption Price for each share. If less than all the shares represented by one share certificate are to be redeemed, the Company shall issue a new share certificate for the shares not redeemed.

         By noon of the business day immediately preceding the redemption date, the Company shall irrevocably deposit with First Interstate Company of Washington, N.A., in its capacity as paying agent with respect to the shares of Series E or any successor paying agent (the "Series E Paying Agent"), an aggregate amount of immediately available funds or short-term money market instruments or U.S. Treasury Securities sufficient to pay the Series E Redemption Price specified herein for the shares of Series E to be redeemed on such date and shall give the Series E Paying Agent irrevocable instructions to pay such Series E Redemption Price to the holders of record of the shares of Series E called for redemption.

         If a Series E Notice of Redemption shall have been given and the deposit referred to in the preceding paragraph made, then dividends shall cease, as of the redemption date, to accumulate on the shares of Series E called for redemption and all other rights of holders of the shares so called for redemption shall cease on and after the redemption date, except the right of holders of such shares to receive the Series E Redemption Price against delivery of such shares, but without interest, and such shares shall cease to be outstanding. The Company shall be entitled to receive, from time to time, from the Series E Paying Agent the interest, if any, earned on such monies deposited with the Series E Paying Agent, and the holders of any shares to be redeemed with such monies shall have no claim to any such interest. With regard to any other funds so deposited that are unclaimed by holders of shares at the end of two years from such redemption date, the Series E Paying Agent shall, upon demand, pay over to the Company such amount remaining on deposit, the Series E Paying Agent shall thereupon be relieved of all responsibility to the holders of such shares and the holders of shares of Series E so called for redemption shall thereafter be entitled to look only to the Company for payment thereof.

         Any shares of Series E which shall at any time have been redeemed shall, after such redemption, have the status of authorized but unissued shares of preferred stock of the Company, without designation as to series until such shares are once more designated as part of a particular series by the Board of Directors.

                                  6.       No Conversion Rights.  Holders of
shares of Series E will have no right to convert shares of Series E into Common Stock or any other security of the Company.

                                  7.       Liquidation Preference.  In the event
of any liquidation, dissolution or winding up of the Company, voluntary or involuntary, the holders of the outstanding shares of Series E shall be entitled to receive out of the assets of the Company, or the proceeds thereof, available for distribution to shareholders, before any distribution of assets is made to the holders of Common Stock or other Series E Junior Stock, liquidating distributions in the amount of $25.00 per share plus dividends accrued and unpaid for the then-current Series E Dividend Period (without accumulation of accrued and unpaid dividends for prior Series E Dividend Periods) to the date fixed for such liquidation dissolution or winding up. After payment of the full amount of the liquidating distribution to which they are entitled, the holders of shares of Series E will not be entitled to any further participation in any distribution of assets of the Company. All distributions made with respect to the shares of Series E in connection with such liquidation, dissolution or winding up of the Company shall be made pro rata to the holders entitled thereto.

         If, upon any liquidation, dissolution or winding up of the Company, the assets of the Company, and proceeds thereof, available for distribution among the holders of the shares of Series E and of any Series E Parity Stock, shall be insufficient to pay in full the preferential amount set forth in the preceding paragraph above to the holders of the shares of Series E and liquidating payments on all such Series E Parity Stock, then such assets and proceeds shall be distributed among the holders of Series E and all such Series E Parity Stock ratably in accordance with the respective amounts which would be payable on such shares of Series E and any such Series E Parity Stock if all amounts payable thereon were paid in full.

                                  8.       Payments on Stock Ranking Junior.
In the event of any such liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, unless and until payment in full is made to the holders of all outstanding shares of Series E of the liquidation distribution to which they are entitled, no dividend or other distribution shall be made to the holders of the Common Stock or any other Series E Junior Stock, and no purchase, redemption or other acquisition for any consideration by the Company shall be made in respect of the shares of the Common Stock or such other class of junior Stock.

         Neither a consolidation or merger of the Company into or with another entity or entities nor the sale, transfer or exchange (for cash, shares of equity stock, securities or other consideration) of all or substantially all of the property and assets of the Company, shall be deemed to be a liquidation, dissolution or winding up of the Company within the meaning of this Section D.(A)(3).

                                  9.       Sinking Fund.  No sinking fund shall
be provided for the purchase of redemption of shares of Series E.

                                  10.      Preemptive Rights.  No holder of
shares of Series E shall have any preemptive right to subscribe to stock, obligations, warrants, rights to subscribe to stock, or other securities of this corporation of any class, whether now or hereafter authorized.



                                  ARTICLE III
                               Preemptive Rights

         The shareholders of the Company have no preemptive rights to acquire additional shares of the Company.

                                   ARTICLE IV
                               Board of Directors

         The Company shall be managed by a Board of Directors. The number of directors shall be stated in the Company's Bylaws, provided, however, that such number shall be not less than five (5). In the absence of such a provision in the Bylaws, the board shall consist of the number of directors constituting the initial Board of Directors. The initial directors shall be five (5) in number. There shall be three classes of elected directors designated as Class 1, Class 2, and Class 3 directors. Each class shall contain one-third of the total number of directors, as near as may be. The terms of the Class 1 directors shall expire at the first annual shareholders' meeting after their election. The terms of the Class 2 directors shall expire at the second annual shareholders' meeting after their election. The terms of the Class 3 directors shall expire at the third annual shareholders' meeting after their election.
At each annual shareholders' meeting held thereafter, directors shall be chosen for a term of three years to succeed those whose terms expire. A vacancy on the Board of Directors may be filled by the Board in accordance with the applicable provisions of the Company's Bylaws. A director elected to fill a vacancy shall be elected for a term of office continuing only until the next election of directors by shareholders.


                                   ARTICLE V
                              Removal of Directors

         Any director may be removed by the shareholders only with good cause and in accordance with the applicable provisions of the Company's Bylaws.


                                   ARTICLE VI
                               Cumulative Voting

         The right to cumulate votes in the election of directors shall not exist with respect to shares of stock of the Company.

                                  ARTICLE VII
                                     Bylaws

         The Board of Directors has the power to adopt, amend or repeal the Bylaws of the Company, subject to the concurrent power of the shareholders, by at least two-thirds affirmative vote of the shares of the Company entitled to vote thereon, to adopt, amend or repeal the Bylaws.

                                  ARTICLE VIII

                        Dealings With Interested Persons

         The Company may enter into contracts and otherwise transact business as vendor, purchaser, or otherwise, with its directors, officers, and shareholders and with corporations, associations, firms, and entities in which they are or may become interested as directors, officers, shareholders, members, or otherwise, as freely as though such interest did not exist; provided, however, that no director or officer shall become an indorser, surety or guarantor or in any manner an obligor for any loan made by the Company, and provided further that no director or officer shall, for himself or as agent or partner of another, directly or indirectly borrow any of the funds or deposits held by the Company or become the owner of real property upon which the Company holds a mortgage. A loan to or a purchase by a corporation in which a director or officer of the Company is a stockholder of fifteen percent (15%) or more of the total outstanding stock, or in which such director or officer and other directors of the Company are collectively stockholders of twenty-five percent (25%) or more of the total outstanding stock, shall be deemed a loan to or a purchase by such director or officer within the meaning of this Article, except when the loan to or purchase by such corporation occurred without his or her knowledge or against his or her protest. Except as otherwise provided in this Article and in the absence of fraud, the fact that any director, officer, shareholder, or any corporation, association, firm or other entity of which any director, officer, or shareholder is interested, is in any way interested in any transaction or contract shall not make the transaction or contract void or voidable, or require the director, officer, or shareholder to account to the Company for any profits therefrom if the transaction or contract is or shall be authorized, ratified, or approved by (i) vote of a majority of a quorum of the Board of Directors excluding any interested director or directors, (ii) the written consent of the holders of a majority of the shares entitled to vote, or
(iii) a general resolution approving the acts of the directors and officers adopted at a shareholders meeting by vote of the holders of the majority of the shares entitled to vote. Nothing herein contained shall create any liability in the events described or prevent the authorization, ratification or approval of such transactions or contracts in any other manner.

                                   ARTICLE IX
              Shareholder Vote Required to Approve Plan of Merger

         If pursuant to the Washington Business Corporation Act the Company's shareholders are required to approve a plan of merger, then (a) if two-thirds of the directors vote to recommend the plan of merger to the shareholders, the plan of merger shall be approved by a vote of the holders of a majority of the outstanding voting shares of the Company; (b) in all other cases where a shareholder vote is required by the Washington Business Corporation Act, such Act, as it may be amended, will control.


                                   ARTICLE X
                                Indemnification

         The Company has the power to indemnify, and to purchase and maintain insurance for, its directors, officers, employees, and other persons and agents against all liability, damage, and expenses arising from or in connection with service for or at the request of, employment by, or other affiliation with the Company or other firms or entities.


                                   ARTICLE XI
                             Business Combinations

I
         B.               For the purposes of this Article XI:

                 (1) The terms "Affiliate" and "Associate" shall have the meanings attached to them by Rule 12b-2 under the Securities Exchange Act of 1934, as amended, or any similar successor rule.

                 (2) The term "beneficial owner" and correlative terms shall have the meaning as set forth in Rule 13d-3 under the Securities Exchange Act of 1934, as amended, or any similar successor rule. Without limitation and in addition to the foregoing, any shares of Voting Stock of the Company which any Major Stockholder has the right to vote or to acquire (i) pursuant to any agreement, (ii) by reason of tenders of shares by shareholders of the Company in connection with or pursuant to a tender offer made by such Major Stockholder (whether or not any tenders have been accepted, but excluding tenders which have been rejected), or (iii) upon the exercise of conversion rights, warrants, options or otherwise, shall be deemed "beneficially owned" by such Major Stockholder.

                 (3)      The term "Business Combination" shall mean:

                          (a)     any merger or consolidation (whether in a
single transaction or a series of related transactions, including a series of separate transactions with a Major Stockholder, any Affiliate or Associate thereof or any Person acting in concert therewith) of the Company or any Subsidiary with or into a Major Stockholder or of a Major Stockholder into the Company or a Subsidiary;

                          (b)     any sale, lease, exchange, transfer,
distribution to stockholders or other disposition, including without limitation, a mortgage, pledge or any other security device, to or with a Major Stockholder by the Company or any of its Subsidiaries (in a single transaction or a series of related transactions) of all, substantially all or any Substantial Part of the assets of the Company or a Subsidiary (including, without limitation, any securities of a Subsidiary);

                          (c)     the purchase, exchange, lease or other
acquisition by the Company or any of its Subsidiaries (in a single transaction or a series of related transactions) of all, substantially all or any Substantial Part of the assets or business of a Major Stockholder;

                          (d)     the issuance of any securities, or of any
rights, warrants or options to acquire any securities, of the Company or a Subsidiary to a Major Stockholder or the acquisition by the Company or a Subsidiary of any securities, or of any rights, warrants or options to acquire any securities, of a Major Stockholder;

                          (e)     any reclassification of Voting Stock,
recapitalization or other transaction (other than a redemption in accordance with the terms of the security redeemed) which has the effect, directly or indirectly, of increasing the proportionate amount of Voting Stock of the Company or any Subsidiary which is beneficially owned by a Major Stockholder, or any partial or complete liquidation, spin off, split off or split up of the Company or any Subsidiary; provided, however, that this Section A(2)(e) shall not relate to any transaction of the types specified herein that has been approved by a majority of the Continuing Directors; and

                          (f)     any agreement, contract or other arrangement
providing for any of the transactions described herein.

                          (4)     The term "Continuing Director" shall mean (i)
a person who was a member of the Board of Directors of the Company immediately prior to the time that any then-existing Major Stockholder became a Major Stockholder, or (ii) a person designated (before initially becoming a director) as a Continuing Director by a majority of the then Continuing Directors. All references to a vote of the Continuing Directors shall mean a vote of the total number of Continuing Directors.

                 (5) The term "Major Stockholder" shall mean any Person which, together with its Affiliates and Associates and any Person acting in concert therewith, is the beneficial owner of five percent (5%) or more of the votes held by the holders of the outstanding shares of the Voting Stock of the Company, and any Affiliate or Associate of a Major Stockholder, including a Person acting in concert therewith. The term "Major Stockholder" shall not include a Subsidiary.

                 (6) The term "other consideration to be received" shall include, without limitation, Voting Stock retained by the Company's existing shareholders in the event of a Business Combination which is a merger or consolidation in which the Company is the surviving corporation.

                 (7) The term "Person" shall mean any individual, corporation, partnership or other person, group or entity (other than the Company, any Subsidiary or a trustee holding stock for the benefit of employees of the Company or its Subsidiaries, or any one of them, pursuant to one or more employee benefit plans or arrangements). When two or more persons act as a partnership, limited partnership, syndicate, association or other group for the purpose of acquiring, holding or disposing of shares of stock, such partnerships, syndicate, association or group will be deemed a "Person."

                 (8) The term "Subsidiary" shall mean any business entity fifty percent (50%) or more of which is beneficially owned by the Company.

                 (9) The term "Substantial Part," as used in reference to the assets of the Company or any Subsidiary or of any Major Stockholder means assets having a value of more than five percent (5%) of the total consolidated assets of the Company and its Subsidiaries as of the end of the Company's most recent fiscal year ending prior to the time the determination is made.

                 (10) The term "Voting Stock" shall mean the stock or other securities entitled to vote upon any action to be taken in connection with any Business Combination or entitled to vote generally in the election of directors, including stock or other securities convertible into Voting Stock.


         B. Notwithstanding any other provisions of these Articles of Incorporation and except as set forth in Section C of this Article XI, neither the Company nor any Subsidiary shall be a party to a Business Combination unless:




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
                 (1) The Business Combination was approved by the Board of Directors of the Company prior to the Major Stockholder involved in the Business Combination becoming such; or

                 (2) The Major Stockholder involved in the Business Combination sought and obtained the unanimous prior approval of the Board of Directors to become a Major Stockholder and the Business Combination was approved by a majority of the Continuing Directors; or

                 (3) The Business Combination was approved by at least eighty percent (80%) of the Continuing Directors of the Company; or

                 (4) The Business Combination was approved by at least ninety-five percent (95%) of the outstanding Voting Stock beneficially owned by shareholders other than any Major Stockholder.

         C.      The approval requirements of Section B shall not apply if:

                 (1) The Business Combination is approved by at least the majority vote of the shares of the Voting Stock and the majority vote of the shares of the Voting Stock beneficially owned by shareholders other than any Major Stockholder; and

                 (2)      All of the following conditions are satisfied:

                          (a)     The aggregate of the cash and the fair market
value of other consideration to be received per share (as adjusted for stock splits, stock dividends, reclassification of shares into a lesser number and similar events) by holders of the common stock of the Company in the Business Combination is not less than the higher of (i) the highest per share price (including brokerage commissions, soliciting dealers' fees, dealer-management compensation, and other expenses, including, but not limited to, costs of newspaper advertisements, printing expenses and attorneys' fees) paid by the Major Stockholder in acquiring any of the Company's common stock; or (ii) an amount which bears the same or a greater percentage relationship to the market price of the Company's common stock immediately prior to the announcement of such Business Combination as the highest per share price determined in (i) above bears to the market price of the Company's common stock immediately prior to the commencement of acquisition of the Company's common stock by such Major Stockholder, but in no event in excess of two times the highest per share price determined in (i) above; and

                          (b)     The consideration to be received in such
Business Combination by holders of the common stock of the Company shall be, except to the extent that a stockholder agrees otherwise as to all or a part of his or her shares, in the same form and of the same kind as paid by the Major Stockholder in acquiring his Voting Stock.

                          (c)     After becoming a Major Stockholder and prior
to the consummation of such Business Combination, (i) such Major Stockholder shall not have acquired any newly issued shares of capital stock, directly or indirectly, from the Company or a Subsidiary (except upon conversion of convertible securities acquired by it prior to becoming a Major Stockholder or upon compliance with the provisions of this Article XI or as a result of a pro rata stock dividend or stock split), and (ii) such Major Stockholder shall not have received the benefit, directly or indirectly (except proportionately as a shareholder), of any loans, advances, guarantees, pledges or other financial assistance or tax credits provided by the Company or a Subsidiary, or made any major changes in this Company's business or equity capital structure; and

                          (d)     A proxy statement responsive to the
requirements of the Securities Exchange Act of 1934, whether or not the Company is then subject to such requirements, shall be mailed to all shareholders of the Company for the purpose of soliciting shareholder approval of such Business Combination and shall contain on the front thereof, in a prominent place, (i) any recommendations as to the advisability (or inadvisability) of the Business Combination which the Continuing Directors may choose to state, and (ii) the opinion of a reputable national investment banking firm as to the fairness (or lack thereof) of the terms of such Business Combination, from the point of view of the remaining shareholders of the Company. Such investment banking firm shall be engaged solely on behalf of the remaining shareholders, be paid a reasonable fee for their services by the Company upon receipt of such opinion, and be one of the so-called major bracket investment banking firms which has not previously been associated with such Major Stockholder and to be selected by a majority of the Continuing Directors.

         D. During the time a Major Stockholder exists, a resolution to voluntarily dissolve the Company shall be adopted only upon: (1) the consent of all of the Company's shareholders; or (2) the affirmative vote of at least two-thirds of the total number of directors, the affirmative vote of the holders of at least two-thirds of the shares of the Company entitled to vote thereon, and the affirmative vote of the holders of at least two-thirds of the shares of each class of shares entitled to vote thereon as a class, if any.

         E. As to any particular transaction, the Continuing Directors shall have the power and duty to determine, on the basis of information known to them:

                 (1) The amount of Voting Stock beneficially held by any Person;

                 (2) Whether a Person is an Affiliate or an Associate of another;

                 (3)      Whether a Person is acting in concert with another;

                 (4) Whether the assets subject to any Business Combination constitute a Substantial Part;

                 (5) Whether a proposed transaction is subject to the provisions of this Article; and

                 (6) Such other matters with respect to which a determination is required under this Article.

         Any such determination shall be conclusive and binding for all purposes of this Article.

         F. The affirmative vote required by this Article is in addition to the vote of the holders of any class or series of stock of the Company otherwise required by law, these Articles of Incorporation, any resolution which has been adopted by the Board of Directors providing for the issuance of a class or series of stock or any agreement between the Company and any national securities exchange.

                                  ARTICLE XII
                                   Amendment

         The Company may increase or decrease its capital stock or otherwise amend these Articles of Incorporation by a vote of the stockholders representing two-thirds of its issued capital stock at any regular meeting or special meeting duly called for that purpose in the manner prescribed by its Bylaws, provided, however, that Article XI may not be repealed or amended in any respect unless such action is approved by at least a ninety-five percent (95%) vote of the outstanding Voting Stock beneficially owned by shareholders other than any Major Stockholder, and provided further, that the Board of Directors may amend these Articles without stockholder action as necessary to designate the preferences, limitations, and relative rights of a class or series of shares of the Company prior to issuance of any shares in that class or series. Notice of a meeting to increase or decrease authorized capital stock shall first be published once a week for four weekly issues in a newspaper published in Seattle, Washington, of if there is no newspaper published in Seattle, then in some newspaper published in King County, Washington. The notice shall state the purpose of the meeting, the amount of the present authorized capital stock of the Company and the proposed new authorized capital stock.

                                  ARTICLE XIII
                            Limitation of Liability

         A director of the Company shall not be personally liable to the Company or its shareholders for monetary damages for conduct as a director ("Protected Conduct"). However, Protected Conduct shall exclude (i) acts or omissions which involve intentional misconduct by the director or a knowing violation of law by the director, (ii) any conduct violating Section 23B.08.310 of the Revised Code of Washington, and (iii) any transaction from which the director will personally receive a benefit in money, property or services to which the director is not legally entitled. If Washington law is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Company shall be eliminated or limited to the fullest extent permitted by Washington law, as so amended. Any repeal or modification of this Article XIII by the shareholders of the Company shall not adversely affect any right or protection of a director of the Company existing at the time of such repeal or modification.

                                  ARTICLE XIV

         The street address of the initial registered office of the Company is:

                                        1201 Third Avenue
                                        15th Floor
                                        Seattle, WA  98101

and the name of the initial registered agent at that address is:

                                        Marc R. Kittner


                                   ARTICLE XV

         The name and address of the incorporator is:

                                        William L. Lynch
                                        Washington Mutual Savings Bank
                                        1201 Third Ave. 15th Floor
                                        Seattle, WA  98101


                                  ARTICLE XVI
                      Special Meeting of the Shareholders

         Special meetings of the shareholders for any purpose or purposes, unless otherwise prescribed by statute, may be called by the board of directors or by any other person or persons authorized to do so in the Company's Bylaws. Notwithstanding RCW 23B.07.020(1)(b) or any other provision in these Articles or the Company's Bylaws, a special meeting of the shareholders may be called by the shareholders only if the holders of at least twenty-five percent of all the votes to be cast on any issue proposed to be considered at the proposed special meeting sign, date and deliver to the Company's secretary one or more written demands for the meeting describing the purpose or purposes for which it is to be held.


         Executed this 28th day of November 1994.


                                        /s/ William L. Lynch
                                        --------------------------------------
                                        William L. Lynch,
                                        Corporate Secretary




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